                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)    October 7, 1996
                                                     -------------------

                        Physicians Resource Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                   1-13778                 76-0456864
 ----------------------------      ------------          -------------------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)



       Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
  ---------------------------------------------------------------------------
  (Address of principal executive offices)                         (Zip Code)


 Registrant's telephone number, including area code       (214) 982-8200
                                                     --------------------

         Reference is made to the Current Report on Form 8-K dated October 7, 1996 (the "Form 8-K") filed by Physicians Resource Group, Inc. on October 7, 1996. The Form 8-K is hereby amended to read in its entirety as follows:


ITEM 5.  OTHER EVENTS.

         EQUIMED ACQUISITION

         On October 7, 1996, Physicians Resource Group, Inc., a Delaware corporation ("PRG") entered into an Asset Purchase Agreement (herein so called) among PRG, PRG Georgia, Inc., a Delaware corporation ("PRG Sub") and EquiMed, Inc., a Delaware corporation ("EquiMed"), pursuant to which PRG will acquire (the "EquiMed Acquisition") (through PRG Sub, a wholly owned subsidiary of PRG) substantially all of the assets and properties and certain liabilities related to EquiMed's ophthalmological physician practice management business operating through its Ophthalmology Division (the "Division").

         As a result of the EquiMed Acquisition, PRG will become the indirect holder (through PRG Sub) of substantially all of the assets and properties and certain liabilities related to the business of the Division. PRG intends to provide the use of such assets to the various ophthalmological practices serviced by the Division. The transaction contemplated by the Asset Purchase Agreement is expected to be consummated following the satisfaction of certain conditions precedent contained in the Asset Purchase Agreement.

         The aggregate consideration to be paid in the EquiMed Acquisition is approximately $54,563,400 plus a multiple of the amount of change that any additional acquisitions of ophthalmological practices by EquiMed that are closed or are the subject of binding purchase agreements on or before March 31, 1997, would have had on EquiMed's net income for the year ended December 31, 1996, had such additional acquisitions been consummated by EquiMed on January 1, 1996. The consideration for the EquiMed Acquisition was determined by arms-length negotiations between the parties.

         To the best knowledge of PRG, at the time of the execution of the Asset Purchase Agreement there was no material relationship between (i) EquiMed and its stockholders, on the one hand and (ii) PRG, or any of its affiliates, any director or officer of PRG, or any associate of such director or officer on the other.

         AMERICAN OPHTHALMIC ACQUISITION

         On October 7, 1996, PRG also entered into an Agreement and Plan of Merger (the "Merger Agreement") among PRG, PRG Acquisition Corporation, a Delaware corporation ("Merger Sub") and American Ophthalmic Inc., a
Florida corporation ("AOI"), pursuant to which Merger Sub, a wholly owned subsidiary of PRG, will merge with and into AOI (the "AOI Merger").

         As a result of the AOI Merger, AOI will become a wholly-owned subsidiary of PRG and PRG will become the indirect owner of all of the assets and properties, real and personal, tangible and intangible, and liabilities of AOI, a management services organization that is in the business of acquiring the assets of ophthalmological and optometric practices and providing such practices with the use of the assets it acquires as well as other management services under the terms of service agreements entered into with such practices. PRG intends to continue to provide the use of the assets acquired through the AOI Merger to such practices.

         To the best knowledge of PRG, at the time of the execution of the Merger Agreement there was no material relationship between (i) AOI and its stockholders on the one hand and (ii) PRG, or any of its affiliates, any director or officer of PRG, or any associate of such director or officer on the other.

         The aggregate consideration to be paid by PRG in connection with the AOI Merger (the "Merger Consideration") is expected to be approximately $70 million. Up to $10 million of the Merger Consideration may be placed into escrow for a period of 135 days following the closing of such transaction pending the provision by AOI of binding letters of intent meeting certain specific acquisition criteria. Half of the Merger Consideration will be payable in cash and the remaining half of the Merger Consideration will be payable in shares of the common stock, par value $.01 per share, of PRG. The acquisition consideration for the AOI Merger was determined by arms-length negotiations between the parties to the Merger Agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The audited consolidated balance sheets of EquiVision, Inc., a predecessor of the Division, as of December 31, 1994 and 1995, and the related consolidated statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1995, are attached hereto as Annex A. Also attached hereto as Annex A are the unaudited consolidated balance sheet of the Division as of June 30, 1996 and the related unaudited statements of income and cash flows for each of the six months ended June 30, 1995, one month ended January 31, 1996, and five months ended June 30, 1996, respectively.

         (b) The audited consolidated balance sheets of AOI and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, are attached hereto as Annex B. Also attached hereto as Annex B are the unaudited consolidated balance sheet of AOI and subsidiaries as of June 30, 1996, the related unaudited statements of operations and cash flows for each of the six months ended June 30, 1995 and 1996 and the related statement of changes in redeemable convertible preferred stock and shareholders' equity for the six months ended June 30, 1996, respectively.

         (c) The unaudited pro forma combined balance sheet of PRG as of June 30, 1996 attached hereto as Annex C assumes the consummation of the EquiMed Acquisition and the AOI Merger as of that date. The unaudited pro forma consolidated statements of income of PRG also attached hereto as Annex C present the historical results of PRG as if PRG had consummated the EquiMed Acquisition and the AOI Merger on January 1, 1995. Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated on the dates presented and should not be construed as representative of future operations.

         (d)     Exhibits.

    Exhibit No.                Description
    -----------                -----------

         2.1     -        Asset Purchase Agreement by and among EquiMed, Inc.,
                          PRG Georgia and Physicians Resource Group, Inc. dated
                          October 7, 1996.(4)

         2.2     -        Agreement and Plan of Merger by and among American
                          Ophthalmic Incorporated, PRG Acquisition Corporation and Physicians Resource Group, Inc. dated October 7,
                          1996.(4)

         4.1     -        Restated Certificate of Incorporation of Physicians
                          Resource Group, Inc. (2)

         4.2     -        Certificate of Designations, Preferences, Rights and
                          Limitations of Class A Preferred Stock of Physicians
                          Resource Group, Inc. (2)

         4.3     -        Third Amended and Restated Bylaws of Physicians
                          Resource Group, Inc. (3)

         4.4     -        Form of Warrant Certificate (2)

         4.5     -        Rights Agreement dated as of April 19, 1996, between
                          Physicians Resource Group, Inc. and Chemical Mellon
                          Shareholder Services (n/k/a ChaseMellon Shareholder
                          Services, L.L.C.). (5)

         4.6     -        Form of certificate evidencing ownership of Common
                          Stock of Physicians Resource Group, Inc. (2)

         23.1    -        Consent of Ernst & Young LLP (Atlanta). (6)

         23.2    -        Consent of Ernst & Young LLP (Orlando). (6)

----------------------

         (1)     -        Previously filed as an exhibit to the Registrant's
                          Registration Statement on Form S-4 (No. 333- 00230) and incorporated herein by reference.

         (2)     -        Previously filed as an exhibit to the Registrant's
                          Registration Statement on Form S-1 (No. 33- 91440) and incorporated herein by reference.

         (3)     -        Previously filed as an exhibit to the Registrant's
                          Annual Report on Form 10-K for the year ended
                          December 31, 1995, and incorporated herein by reference.

         (4)     -        Previously filed herewith.

         (5)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 333- 3852) and incorporated herein by reference.

         (6)     -        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            PHYSICIANS RESOURCE GROUP, INC.



Date:  October 30, 1996                     By:/s/ Richard J. D'Amico
                                               --------------------------------
                                                     Richard J. D'Amico
                                                     Senior Vice President and
                                                     General Counsel

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
EquiVision, Inc.

     We have audited the accompanying consolidated balance sheets of EquiVision, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EquiVision, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Atlanta, Georgia
March 1, 1996

                                EQUIVISION, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                               DECEMBER 31
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
                                                                             (IN THOUSANDS)
Current assets:
  Cash and cash equivalents..............................................  $ 1,784     $    --
  Accounts receivable, less allowance for doubtful accounts of $225 in
     1994 and $376 in 1995...............................................    4,064       6,350
  Inventories............................................................      263         755
  Prepaid expenses and other current assets..............................      606       1,929
  Income tax receivable..................................................       --         296
  Deferred income taxes..................................................      123         133
                                                                           -------     -------
          Total current assets...........................................    6,840       9,463
Property and equipment:
  Medical equipment......................................................    3,587       6,300
  Furniture, fixtures and office equipment...............................    1,684       2,840
  Leasehold improvements.................................................      848       1,014
  Construction-in-progress...............................................       29          28
                                                                           -------     -------
                                                                             6,148      10,182
  Less accumulated depreciation and amortization.........................   (1,330)     (2,682)
                                                                           -------     -------
                                                                             4,818       7,500
Other assets:
  Services agreements....................................................   12,534      22,004
  Non-compete agreements.................................................    1,524       2,231
  Patient records........................................................    1,032       1,668
  Other..................................................................      922       3,061
                                                                           -------     -------
                                                                           $27,670     $45,927
                                                                           =======     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $   381     $ 1,656
  Accrued salaries and professional fees.................................      850         977
  Other accrued expenses.................................................    1,134       1,936
  Income taxes payable...................................................      321          --
  Accrued acquisition costs..............................................      205         327
  Capital lease obligations due within one year..........................      334         122
  Long-term debt due within one year.....................................      518         621
                                                                           -------     -------
          Total current liabilities......................................    3,743       5,639
Capital lease obligations................................................      859          35
Long-term debt...........................................................   10,161      23,035
Deferred income taxes....................................................      449         933
Commitments and contingencies
Minority interest........................................................      107         110
Shareholders' equity:
  Preferred stock, 1,000,000 authorized shares, none issued..............       --          --
  Common stock, no par value, authorized 20,000,000 shares, issued and
     outstanding 3,951,169 in 1994 and 4,338,846 in 1995.................    9,734      12,783
  Additional paid-in capital.............................................    2,068       2,328
  Retained earnings......................................................      549       1,064
                                                                           -------     -------
                                                                            12,351      16,175
                                                                           -------     -------
                                                                           $27,670     $45,927
                                                                           =======     =======

                            See accompanying notes.

                                EQUIVISION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               1993         1994         1995
                                                              -------      -------      -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net revenues................................................  $12,971      $25,165      $41,259
Center operating expenses:
  Medical support and administrative costs..................    6,640       12,885       21,421
  Professional fees and expenses............................    4,095        6,720       11,565
                                                              -------      -------      -------
Center contribution margin..................................    2,236        5,560        8,273
General corporate expenses..................................    1,033        1,636        2,746
Depreciation and amortization...............................      809        1,531        2,617
Interest expense............................................      543          825        1,683
                                                              -------      -------      -------
Income (loss) before minority interest, extraordinary item
  and income taxes..........................................     (149)       1,568        1,227
                                                              -------      -------      -------
Minority interest in net earnings of partnerships...........       --           40           92
                                                              -------      -------      -------
Income(loss) before income taxes and extraordinary item.....     (149)       1,528        1,135
Provision for income taxes:
  Income tax expense (benefit)..............................       (6)         611          454
  Cumulative adjustment to establish deferred income taxes
     for change in tax status...............................      176           --           --
                                                              -------      -------      -------
                                                                  170          611          454
                                                              -------      -------      -------
Income (loss) before extraordinary loss.....................     (319)         917          681
Extraordinary charge from refinancing of debt, net of income
  taxes of $(111)...........................................       --           --         (166)
                                                              -------      -------      -------
Net income (loss)...........................................  $  (319)     $   917      $   515
                                                              =======      =======      =======
Net income (loss) per share before extraordinary item.......  $ (0.14)     $  0.24      $  0.16
Extraordinary item..........................................       --           --        (0.04)
                                                              -------      -------      -------
Net income (loss) per share.................................  $ (0.14)     $  0.24      $  0.12
                                                              =======      =======      =======
Weighted average common and common equivalent shares........    2,284        3,762        4,331
                                                              =======      =======      =======

                            See accompanying notes.

                                EQUIVISION, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                               COMMON STOCK        ADDITIONAL    RETAINED        TOTAL
                                           --------------------     PAID-IN      EARNINGS    SHAREHOLDERS'
                                            SHARES      AMOUNT      CAPITAL      (DEFICIT)      EQUITY
                                           ---------    -------    ----------    --------    -------------
                                                        (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance, December 31, 1992...............  1,989,239    $   388      $2,068       $  (49)       $ 2,407
Issuance of common stock in connection
  with acquisitions......................    143,245        609          --           --            609
Issuance of common stock in connection
  with initial public offering, net of
  issuance cost..........................  1,150,000      6,336                                   6,336
Issuance of common stock.................     54,623        250          --           --            250
Conversion of debt to common stock.......    140,274        499          --           --            499
Net loss.................................         --         --          --         (319)          (319)
                                           ---------    -------      ------       ------        -------
Balance, December 31, 1993...............  3,477,381      8,082       2,068         (368)         9,782
Issuance of common stock in connection
  with acquisitions......................    469,532      1,640          --           --          1,640
Issuance of common stock.................      4,256         12          --           --             12
Net income...............................         --         --          --          917            917
                                           ---------    -------      ------       ------        -------
Balance, December 31, 1994...............  3,951,169      9,734       2,068          549         12,351
Issuance of common stock in connection
  with acquisitions......................    234,272      1,988          --           --          1,988
Issuance of common stock.................      3,810         18          --           --             18
Issuance of common stock in connection
  with warrants..........................    149,595      1,043          --           --          1,043
Warrants issued in connection with Credit
  Agreement..............................         --         --         260           --            260
Net income...............................         --         --          --          515            515
                                           ---------    -------      ------       ------        -------
Balance, December 31, 1995...............  4,338,846    $12,783      $2,328       $1,064        $16,175
                                           =========    =======      ======       ======        =======

                            See accompanying notes.

                                EQUIVISION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1993        1994        1995
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................................  $  (319)    $   917     $   515
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization...............................      809       1,531       2,617
  Deferred income taxes.......................................      170         156         236
  Minority interest in net earnings of partnership............       --          40          92
  Amortization of loan origination costs......................       --          --         139
Increase (decrease) in cash, net of effects of practice
  acquisitions,
  due to changes in:
  Accounts receivable.........................................     (387)     (2,489)     (2,135)
  Inventory...................................................        3         (52)         48
  Prepaid expenses and other current assets...................     (186)       (248)     (1,323)
  Income tax receivable.......................................       --          --        (296)
  Accounts payable............................................     (114)        261       1,184
  Accrued salaries and professional fees......................      135         161         123
  Income tax payable..........................................       --         321        (321)
  Other accrued expenses......................................       81         360         792
                                                                -------     -------     -------
Net cash provided by operating activities.....................      192         958       1,671
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for practices acquired...............................   (1,687)     (4,842)     (8,390)
Purchase of property and equipment............................     (463)     (1,371)     (1,783)
Decrease (increase) in other assets...........................       35        (721)     (2,056)
                                                                -------     -------     -------
Net cash used by investing activities.........................   (2,115)     (6,934)    (12,229)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings............................       --       3,800      19,298
Repayment of long-term borrowings.............................     (605)       (798)    (10,450)
Repayment of obligations under capital leases.................     (152)       (280)     (1,046)
Repayment of note payable.....................................       --        (133)         --
Proceeds from issuance of common stock........................    6,586          12       1,061
Contributions from limited partners...........................       --         100          --
Distributions to limited partners.............................       --         (33)        (89)
                                                                -------     -------     -------
Net cash provided by financing activities.....................    5,829       2,668       8,774
                                                                -------     -------     -------
Net (decrease) increase in cash and cash equivalents..........    3,906      (3,308)     (1,784)
Cash and cash equivalents at beginning of year................    1,186       5,092       1,784
                                                                -------     -------     -------
Cash and cash equivalents at end of year......................  $ 5,092     $ 1,784     $    --
                                                                =======     =======     =======

                            See accompanying notes.

                                EQUIVISION, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1. DESCRIPTION OF BUSINESS

     EquiVision, Inc. ("the Company") is an outpatient care physician practice management company delivering procedure-oriented patient services through its managed specialty care physician groups and owned ambulatory surgery centers. The Company's initial focus is ophthalmology.

     The Company acquires certain assets and operates ophthalmic centers under long-term services agreements with affiliated professional corporations ("PCs"). The PCs, through employment agreements, employ ophthalmologists and optometrists ("the Professionals") who provide professional eye care to patients.

     The services agreements are for an initial forty-year term and provide for successive automatic renewals into perpetuity. Pursuant to the terms of the services agreements, the Company manages all aspects of the PCs other than the provision of medical services which is controlled by the PCs. While the Company can terminate the services agreement without cause, the PCs can terminate the services agreements only in the event of non-payment by the Company of certain obligations of the PC. The Company has the unilateral right to not extend the renewal provisions of the services agreements. Although the PC has legal title to all receivables and revenues, the Company is an agent of the PC.

     The Chairman of the Company, Dr. Douglas Colkitt, a physician, owns the common stock of certain PCs and has an irrevocable option to acquire for a nominal amount the common stock of any remaining PCs. The Company's Chairman has granted the Company, or its designee, an irrevocable option to acquire for a nominal amount the common stock of PCs that he owns and an assignment of the stock option agreements with respect to the PCs that he does not own. The term of these option agreements coincide with the term of the related services agreements.

     At December 31, 1995 and 1994, the Company had entered into services agreements with 18 and 12 PCs, respectively. At December 31, 1995 and 1994, the Chairman of the Company owned the common stock of 6 and 3 of these PCs, respectively, and held an option to acquire the common stock of the remaining PCs.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

     The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiary and limited partnerships in which the Company has greater than a 50% ownership interest. Through the services agreements between the Company and the various PCs, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the PCs. The Company, as opposed to the affiliates of the Company, has perpetual and unilateral control over the assets and operations of the various PCs, and notwithstanding the lack of technical majority ownership of the common stock of such entities, consolidation of the various PCs is necessary to present fairly the financial position and results of operations of the Company because of control by means other than ownership of stock. Control by the Company is perpetual rather than temporary because of (i) the length of the original terms of the services agreements, (ii) the Company's unilateral ability to extend the services agreements for successive terms, (iii) the Company's ability to effect control over the ownership of the common stock of the PCs,
(iv) limitations on Dr. Colkitt's ability to amend or terminate any services agreements or options to acquire the common stock of PCs without the approval of the majority of the Company's independent members of the board of directors, (v) the employment by the Company of the majority of non-physician personnel, and
(vi) the nature of the services provided to the PCs by the Company. Accordingly, receivables, revenues and professional services of the PCs are included in the accompanying financial statements. All significant intercompany transactions have been eliminated.

                                EQUIVISION, INC.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include investments in highly liquid debt instruments with a maturity of three months or less at the date of purchase.

ACCOUNTS RECEIVABLE

     Accounts receivable principally represent receivables from patients for medical services provided. Such amounts are recorded net of contractual allowances and estimated bad debts.

INVENTORIES

     Inventories are stated at the lower of cost, determined on a first-in first-out basis, or market.

CONCENTRATION OF CREDIT RISK

     The Company's principal financial instrument subject to potential concentration of credit risk is trade accounts receivable for which the Company does not generally require collateral. The concentration of credit risk with respect to trade accounts receivable is limited due to the large number of payors and their dispersion across many different insurance companies, individuals and geographic locations. Substantially all accounts receivable at December 31, 1995 and 1994 are due from third party payors.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost (fair value for assets purchased in acquisitions). Equipment held under capital leases is stated at the present value of minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, over the terms of related leases, if shorter. The estimated useful life of medical equipment and furniture, fixtures and office equipment is 5 to 6 years.

INTANGIBLE ASSETS

     Costs of obtaining services agreements are amortized on the straight-line method over the noncancelable term of the agreements, forty years for the Company's current services agreements. Non-compete agreements are amortized on the straight-line method over the five year term of the agreements. Patient records are amortized on the straight-line method over ten years. The carrying value of intangible assets and other long-lived assets is reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable, as determined based on the undiscounted cash flows of the operating entity or asset over the remaining amortization period, the carrying value of the asset will be reduced to its fair value.

     Accumulated amortization was $2,522,000 and $1,258,000 at December 31, 1995 and 1994, respectively.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

DEFERRED FINANCING COSTS

     The costs incurred in connection with negotiating and closing financing agreements are capitalized and amortized over the terms of the related agreements. At December 31, 1995, accumulated amortization of deferred financing costs was $139,000.

                                EQUIVISION, INC.

PER SHARE DATA

     Net income (loss) per common share is calculated using the weighted average number of common and common equivalent shares, when dilutive, outstanding during the period. Retroactive restatement has been made to share and per share amounts for reverse stock splits (see Notes 8 and 12). In addition, for periods prior to July 1, 1993, pursuant to the requirements of the Securities and Exchange Commission, common stock issued at prices lower than the initial public offering price and options to purchase common stock granted during the 12 months immediately preceding the initial public offering (see Note 8) have been included in the calculation of the shares used in computing per share information as if they were outstanding for all periods presented (using the treasury stock method at the initial public offering price).

RECLASSIFICATIONS

     Certain previously reported amounts have been reclassified to conform with the current period presentation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

LONG-LIVED ASSETS

     In 1995, the Financial Accounting Standards Boards (FASB) issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). The Company's required adoption date is January 1, 1996. SFAS 121 standardizes the accounting practices for the recognition and measurement of impairment losses on certain long-lived assets. The Company anticipates the adoption of SFAS 121 will not have a material impact on its results of operations or financial position.

STOCK-BASED COMPENSATION

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants.

     In October 1995, the FASB issued Statement of Financial Accounting Standards. No. 123, "Accounting for Stock-Based Compensation," which provides an alternative to APB Opinion No. 25 in accounting for stock-based compensation issued to employees. However, the Company plans to continue to account for stock-based compensation in accordance with APB Opinion No. 25.

3. NET REVENUES

     Net revenues are recorded at established rates reduced by allowances for contractual adjustments. Contractual adjustments arise due to the difference between the Company's established rates for services and the amounts allowed for such services by government sponsored healthcare programs and by others.

                                EQUIVISION, INC.

     The following represents amounts included in the determination of net revenues for the year ended December 31, 1995, 1994 and 1993 (in thousands):

                                                             1993        1994        1995
                                                            -------     -------     -------
    Gross revenues........................................  $22,362     $41,603     $67,131
    Less provision for contractual adjustments............    9,391      16,438      25,872
                                                            -------     -------     -------
    Net revenues..........................................  $12,971     $25,165     $41,259
                                                            =======     =======     =======

     The Company derived approximately 55%, 52% and 50% of its gross revenues from services provided under the Medicare program for the years ended December 31, 1993, 1994 and 1995, respectively. The Company has insignificant amounts of services that are identified as charity care to patients who are financially unable to pay for services.

4. BUSINESS COMBINATIONS

     During 1995, the Company acquired nine ophthalmic centers and two ambulatory surgery centers. During 1994, the Company acquired eight ophthalmic centers and two ambulatory surgery centers, and during 1993, the Company acquired four ophthalmic centers and one ambulatory surgery center. The terms of the transactions generally provided for the acquisition of certain operating assets of the centers and the execution of non-compete agreements between the Company, the selling physicians and their centers. Where necessary, concurrent with the acquisitions, the selling physicians created a new medical professional corporation which entered into a services agreement with the Company. Dr. Colkitt, the Company's Chairman, owns the common stock of certain PCs and has an option to acquire the common stock of the remaining PCs for an exercise price of $1.00. The term of the option agreements coincide with the term of the related services agreements. The Company's President and Chief Executive Officer has the authority to exercise this right on behalf of the Company without prior approval of the Company's board of directors. The Company has the right to designate a new holder of the common stock of each of the affiliated PCs. The exercise of the option by Dr. Colkitt to purchase the PC would not have an impact on the terms of the related services agreement and would not give rise to change in the carrying value assigned to the services agreement by the Company or the period over which the underlying services agreement is amoritized.

     In addition, during 1994 the Company acquired Ocupro, Incorporated, a St. Louis-based management services organization. Ocupro manages optical shops and provides management services to a network of ophthalmologists.

     The acquisition of the center operating assets, execution of non-compete agreements and related services agreements were accounted for using the purchase method. The results of operations of the acquired centers and Ocupro have been included in the Company's statement of operations from the date of acquisition.

     A summary of these acquisition transactions during the year ended December 31, 1995 is:

                                     BATON
                                     ROUGE,        CLINTON,      DAVENPORT,     MOLINE,      STERLING,
                                   LOUISIANA         IOWA           IOWA        ILLINOIS     ILLINOIS
                                   ----------     ----------     ----------     --------     ---------
                                                                                September    September
Acquisition date.................   March 1        March 1         July 1       1                1
Cash paid........................  $2,481,000     $  757,000     $   15,000     $232,000     $ 765,000
Debt assumed and notes issued....   2,599,000        600,000        255,000           --            --
Common stock issued..............          --        300,000         60,000       88,000       135,000
Other liabilities assumed........          --             --        135,000           --            --
                                   ----------     ----------     ----------     --------     ---------
Total purchase
  cost...........................  $5,080,000     $1,657,000     $  465,000     $320,000     $ 900,000
                                   ==========     ==========     ==========     ========     =========

                                EQUIVISION, INC.

                                      ROCHESTER,       NIAGARA FALLS,       BUFFALO,         AKRON,
                                       NEW YORK           NEW YORK          NEW YORK          OHIO
                                      ----------       --------------       --------       ----------
                                      September                             September      September
Acquisition date....................      1            September 1          1                  1
Cash paid...........................  $1,655,000         $1,325,000         $804,000       $  356,000
Debt assumed and notes issued.......          --             57,000               --          627,000
Common stock issued.................   1,116,000            169,000               --          120,000
Other liabilities assumed...........          --                 --               --           94,000
                                      ----------         ----------         --------       ----------
Total purchase cost.................  $2,771,000         $1,551,000         $804,000       $1,197,000
                                      ==========         ==========         ========       ==========

     A summary of these acquisition transactions during the year ended December 31, 1994 is:

                                 STOCKTON,      NACHITOCHES,     TOPEKA,      SACRAMENTO,      DECATUR,
                                 CALIFORNIA      LOUISIANA        KANSAS      CALIFORNIA       ILLINOIS
                                 ----------     ------------     --------     -----------     ----------
Acquisition date...............  January 31     February 1       April 1        May 1           July 1
Cash paid......................  $1,295,000       $234,000       $464,000      $ 255,000      $1,587,000
Debt assumed and notes
  issued.......................     300,000        150,000        475,000        300,000       1,000,000
Common stock issued............     540,000         15,000         45,000             --         257,000
                                 ----------       --------       --------       --------      ----------
Total purchase cost............  $2,135,000       $399,000       $984,000      $ 555,000      $2,844,000
                                 ==========       ========       ========       ========      ==========

                                         METAIRIE,       CLEVELAND,       NACHITOCHES,       ST. LOUIS,
                                         LOUISIANA          OHIO           LOUISIANA          MISSOURI
                                         ---------       ----------       ------------       ----------
Acquisition date.......................   July 1          August 1        September 1        December 1
Cash paid..............................  $ 313,000       $  660,000         $ 19,000          $  15,000
Debt assumed and notes issued..........    125,000          400,000               --                 --
Common stock issued....................         --          177,000               --            225,000
Other liabilities assumed..............         --           94,000          277,000             60,000
                                         ---------       ----------         --------          ---------
Total purchase cost....................  $ 438,000       $1,331,000         $296,000          $ 300,000
                                         =========       ==========         ========          =========

     A summary of these acquisition transactions during the year ended December 31, 1993 is:

                                        SACRAMENTO,       FAIR OAKS,       NEW ORLEANS,       FORT SMITH,
                                        CALIFORNIA        CALIFORNIA        LOUISIANA          ARKANSAS
                                        -----------       ----------       ------------       -----------
Acquisition date......................  February 1        November 1       December 31        December 31
Cash paid.............................   $ 277,000         $ 235,000        $  626,000         $ 549,000
Debt assumed and notes issued.........     150,000            50,000                --                --
Common stock issued...................     176,000            55,000                --           408,000
Other liabilities assumed.............          --                --           487,000                --
                                         ---------         ---------        ----------         ---------
Total purchase cost...................   $ 603,000         $ 340,000        $1,113,000         $ 957,000
                                         =========         =========        ==========         =========

     A summary of assets acquired in the business combinations for each of the three years in the period ended December 31, 1995 is (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1993       1994       1995
                                                              ------     ------     -------
    Accounts receivable.....................................  $   --     $   45     $   148
    Prepaid expenses and other current assets...............      --        189         540
    Property and equipment..................................     619        578       2,255
    Services agreements.....................................   1,749      7,750       9,657
    Non-compete agreements..................................     499        758       1,350
    Patient records.........................................     146        534         795
                                                              ------     ------     -------
                                                              $3,013     $9,854     $14,745
                                                              ======     ======     =======

                                EQUIVISION, INC.

     At one location, a physician has an option to acquire a 50% interest in the practice for a specified amount. In connection therewith, the physician would forego professional compensation derived from the PC in exchange for 50% of the net income of the related practice.

     In connection with the Fair Oaks, New Orleans and Fort Smith acquisitions in 1993 and the Stockton and Natchitoches acquisitions in 1994, the Company paid $208,000 to a director of the Company for services performed related to the planning, evaluation and implementation of the acquisitions. These payments have been included as part of the cost of the acquisitions.

     As part of the consideration for certain of these acquisitions, the Company issued 234,272, 469,532 and 143,245 shares of stock in 1995, 1994 and 1993, respectively. For acquisitions completed prior to the Company's initial public offering, the value of the shares issued was determined based on appraisals of the centers acquired. For acquisitions completed after the initial public offering, the value of the shares, which are unregistered, was determined based on the market value of the Company's common stock.

     In connection with the acquisition of certain ophthalmic centers during 1993, the selling physicians had a right to receive additional shares of the Company's common stock under certain circumstances. In December 1994, the Company entered into amendments to its agreements with these physicians pursuant to which the physicians were issued an additional 95,424 shares of common stock. Of these shares, 31,808 shares were issued by the Company and the remainder by three of the Company's principal shareholders.

     The unaudited pro forma results of operations assuming 1) all purchase acquisitions completed in 1995 and 1994 had been consummated as of January 1, 1994, and 2) an effective tax rate as if the Company had not been treated as an S Corporation for income tax purposes throughout all periods are (in thousands, except per share data):

                                                                        1994        1995
                                                                       -------     -------
    Net revenue......................................................  $52,079     $50,567
    Income before extraordinary loss.................................    2,396         847
    Net income.......................................................    2,396         681
    Net income per share before extraordinary loss...................      .55         .19
    Net income per share.............................................      .55         .15

5. NOTES PAYABLE AND LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1995 and 1994 (in thousands):

                                                                        1994        1995
                                                                       -------     -------
    Revolving credit and term loan agreement.........................  $    --     $16,318
    Notes payable to institutional lenders...........................    6,296          --
    Notes payable to physicians......................................    3,125       5,774
    Convertible note payable to a physician..........................    1,000       1,000
    Other notes payable..............................................      258         564
                                                                       -------     -------
                                                                        10,679      23,656
    Less amounts due within one year.................................      518         621
                                                                       -------     -------
                                                                       $10,161     $23,035
                                                                       =======     =======

     On February 24, 1995, the Company entered into a $20,000,000 Revolving Credit Agreement (the "Agreement") with a bank. The outstanding balance on the Agreement at February 24, 1997 will convert to a term loan payable in eleven quarterly installments equal to 5% of the original term loan amount beginning March 1997. The remaining 45% of the original term loan is due December 1999. Borrowings outstanding under the Agreement bear interest, at the Company's option, at either the bank's prime rate plus 1.5% or LIBOR plus 3%. Commitment fees of .5% are payable quarterly on the unused portion. In connection with the

                                EQUIVISION, INC.

Agreement, the Company refinanced approximately $7,600,000 in borrowings with its previous institutional lender and various other capital lease obligations. As a result of the refinancing, the Company incurred approximately $277,000 in prepayment fees which have been reflected as a $166,000 extraordinary charge, net of income taxes.

     In connection with the Agreement, the Company paid a $300,000 facility fee and issued to the bank a stock purchase warrant to purchase 150,000 shares of its common stock at an exercise price of $4.31 per share. The warrant expires in February 2005 and may be exercised at any time at the option of the warrant holder. Under the terms of the warrant agreement, the warrant holder has certain registration rights and antidilution protection from future equity securities issued at below fair market value, and can restrict the payment of dividends to any class of capital stock.

     The Agreement contains numerous restrictive covenants, which limit, among other things, future borrowings; certain types of acquisitions; investments in joint ventures or partnership interests; payments of dividends on the Company's common stock; loans to affiliates and certain investments. The Agreement also requires the maintenance of specified levels of current assets to current liabilities, cash flows, interest coverage, consolidated debt and net worth.

     Borrowings under this Agreement are secured by substantially all of the Company's assets except for those centers which are security for physician notes.

     The notes payable to the institutional lender (the "Institutional notes"), bearing interest at rates from 10.3% to 11.5%, were payable in monthly installments of $127,000 through August 2001. The institutional notes were secured by all of the Company's accounts receivable and the property and equipment of certain of the Company's centers. The Company's chairman had guaranteed $1,200,000 of the indebtedness. The Institutional notes were subsequently paid off on February 24, 1995 with funds from the Agreement.

     The notes payable to physicians, bearing interest at rates from 3.9% to 7%, and due 1995 through 1999, were issued in connection with certain of the Company's acquisitions. These notes are secured by substantially all the assets of the acquired centers for which the notes were issued. The convertible note payable may be converted into shares of the Company's common stock based on the stock's market value at the time of conversion. This note is secured by certain of the assets of the Company's New Orleans center, bears interest at 7.5% and is due September 2002.

     The following table represents aggregate annual maturities of long-term debt at December 31, 1995 (in thousands):

YEAR ENDING
DECEMBER 31,
------------
   1996...............................................   $   621
   1997...............................................     4,007
   1998...............................................     4,100
   1999...............................................    11,939
   2000...............................................     1,751
   Thereafter.........................................     1,238
                                                         -------
                                                         $23,656
                                                         =======

     Interest paid during the years ending December 31, 1995, 1994 and 1993 was $1,387,000, $852,000 and $547,000, respectively.

     In January 1993, a note payable to the Company's chairman and related accrued interest of $453,000 and $46,000, respectively, were converted into 140,274 shares of the Company's common stock.

                                EQUIVISION, INC.

6. LEASES

     The Company leases office space and equipment under operating leases. Rental expense under all operating leases was $2,997,000, $1,579,000 and $648,000 for the years ended December 31, 1995, 1994, and 1993, respectively. Certain of these operating leases are with physicians who are employees of the PCs or shareholders of the Company. Rental expense under these leases was $1,838,000, $987,000 and $388,000 in 1995, 1994 and 1993, respectively.

     In February 1993, the Company entered into a capital lease facility with an institutional lender and a partnership in which the Company's chairman is a partner. In connection with this facility, the Company has guaranteed the obligations of the partnership to an institutional lender which has provided the funding for the capital lease facility. The Company's chairman has also guaranteed all advances made by the lender under the facility. At December 31, 1994, capital lease obligations under this facility were $857,000. In addition, capital leases for medical equipment at a cost of $411,000 at December 31, 1995 and 1994 are with a shareholder and director of the Company. During 1994, the Company entered into capital lease obligations in the original principal amounts of approximately $838,000. Amortization of assets held under capital leases is included in depreciation expense.

     At December 31, 1995 and 1994, equipment held under capital leases is:

                                                                     1994          1995
                                                                  ----------     ---------
    Medical equipment...........................................  $1,249,000     $ 505,000
    Furniture, fixtures and office equipment....................     399,000            --
                                                                  ----------     ---------
                                                                   1,648,000       505,000
    Accumulated amortization....................................    (426,000)     (271,000)
                                                                  ----------     ---------
                                                                  $1,222,000     $ 234,000
                                                                  ==========     =========

     The future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease obligations at December 31, 1995 are (in thousands):

                                                        CAPITAL LEASES        OPERATING LEASES
                                                       -----------------     ------------------
YEAR ENDING                                            RELATED               RELATED
DECEMBER 31,                                           PARTIES     OTHER     PARTIES     OTHER
------------                                           -------     -----     -------     ------
   1996..............................................    $95        $39      $ 2,183     $1,112
   1997..............................................     --         30        1,977        883
   1998..............................................     --          8        1,722        602
   1999..............................................     --         --        1,250        580
   2000..............................................     --         --          431        438
   Thereafter........................................     --         --          250      1,015
                                                         ---        ---      -------     ------
   Total minimum lease payments......................     95         77      $ 7,813     $4,630
                                                                             =======     ======
   Less amounts representing interest................      5         10
                                                         ---        ---
   Present value of minimum capital lease payments...     90         67
   Less amounts due within one year..................     90         32
                                                         ---        ---
                                                         $--        $35
                                                         ===        ===

7. INCOME TAXES

     Upon completion of its initial public offering on November 12, 1993, the Company ceased to qualify under Subchapter S of the IRC and became subject to corporate income taxes. As a result, the Company was

                                EQUIVISION, INC.

required to record deferred income taxes. The Company recorded the cumulative effect of deferred taxes attributable to the change in tax status in the amount of $176,000 as a charge to operations in 1993.

     The provision for income taxes includes the following components (in thousands):

                                                                    YEAR ENDED DECEMBER 31
                                                                    ----------------------
                                                                    1993     1994     1995
                                                                    ----     ----     ----
    Current:
      Federal.....................................................  $ --     $381     $ 93
      State.......................................................    --       74       14
    Deferred......................................................   170      156      236
                                                                    ----     ----     ----
                                                                    $170     $611     $343
                                                                    ====     ====     ====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1995 and 1994 are as follows (in thousands):

                                                                            1994     1995
                                                                            ----     ----
    Deferred tax liabilities:
      Depreciation differences..........................................    $420     $612
      Deductible prepaid expenses.......................................      61      148
      Amortization of intangibles.......................................      29      321
                                                                            ----     ----
              Total deferred tax liabilities............................     510     1,081
                                                                            ====     ====
    Deferred tax assets:
      Allowance for doubtful accounts...................................      90      150
      Nondeductible accrued liabilities.................................      94      131
      Other.............................................................      --       --
                                                                            ----     ----
              Total deferred tax assets.................................     184      281
                                                                            ----     ----
              Net deferred tax liabilities..............................    $326     $800
                                                                            ====     ====

     A reconciliation of the statutory federal income tax rate and the effective tax rate for 1995, 1994 and 1993 is:

                                                                      1993     1994     1995
                                                                      ----     ----     ----
    Statutory rate..................................................    34 %     34%      34%
    State income taxes, net of federal tax benefit..................     5 %      4%       5%
    Other...........................................................    (6)%      2%       1%
                                                                       ---      ---      ---

    Effective tax rate..............................................    33%      40%      40%
                                                                       ===       ===      ===

     Income taxes paid in 1995 and 1994 were $721,000 and $134,000, respectively. No income taxes were paid in 1993.

8. SHAREHOLDERS' EQUITY

     On July 21, 1993, the Company's board of directors authorized a 1-for-.7025585 reverse stock split. All share and per share data have been adjusted to give retroactive effect to this reverse stock split.

                                EQUIVISION, INC.

     On July 21, 1993, the Board of Directors authorized the filing of a registration statement for a public offering (the "Offering") of 1,150,000 units, including an underwriter's overallotment option for 150,000 units, at a price of $7 per unit. Each unit consisted of two shares of the Company's common stock and one redeemable warrant to purchase one share of the Company's common stock at a price of $4.375. The warrants were redeemable at $.05 per warrant with the written consent of the underwriter of the Offering and 30-day written notice to the holders of warrants. On November 22, 1993, the sale of 1,000,000 units was consummated. On December 16, 1993, the Company consummated the sale of an additional 150,000 units in connection with the exercise of the underwriter's overallotment option. Net proceeds from the Offering were approximately $6,336,000.

     In connection with the Offering, the Company issued to the underwriter a warrant (the "Underwriter's Warrant") to purchase 50,000 units, each unit consisting of two shares of common stock and one warrant to purchase one share of common stock at a price of $9.45. The Underwriter's Warrant is exercisable for a four-year period commencing November 12, 1994 at an exercise price of $19.60 per unit. The Underwriter's Warrant includes certain registration rights.

     On January 25, 1995, the Company called for the redemption of all of the 575,000 warrants issued in connection with the Offering. On February 23, 1995 the Company completed the redemption of these warrants. Net proceeds from the exercise of approximately 150,000 warrants, after reduction for payments to redeem unexercised warrants, were $1,043,000.

     During 1993, the Company granted a non-qualified stock option to the Company's chairman to purchase 500,000 shares of the Company's common stock at $50 per share. The option became exercisable in June 1995 and expires in 10 years. During 1993, the Company granted a non-qualified stock option to a director to purchase 40,000 shares of the Company's common stock at $7.70 per share. The option became exercisable in May 1994 and expires in 7 years. In addition, the Company granted non-qualified stock options to purchase 30,737 shares of the Company's common stock at prices ranging from $2.84 to $5.68 per share to employees. These options vest ratably over a five year period.

     In July 1993, the Company adopted a Stock Option Plan (the "Plan"). The Plan permits the Company to grant up to 106,250 options to employees, directors and consultants at the fair value of shares on the effective date of grant. In June 1995, the Board of Directors approved) an increase in options available for grant under the plan to 350,000 shares. Options granted to employees vest ratably over a five year period and expire in eight years. Options granted to directors typically vest in a one year period and expire in seven years. At December 31, 1995, there were 252,860 options outstanding to employees and directors, respectively, under the Plan. At December 31, 1995, 63,140 shares of common stock were available for future grants, under the Plan.

                                EQUIVISION, INC.

     A summary of option transactions for the three years ended December 31, 1995 is:

                                                                                OPTION PRICE
                                                                   SHARES        PER SHARE
                                                                  ---------     ------------
    Balance, December 31, 1992..................................         --               --
      Granted...................................................    580,737     $ 2.84-50.00
                                                                  ---------     ------------
    Balance, December 31, 1993..................................    580,737     $ 2.84-50.00
      Granted...................................................    113,500       7.00-11.00
      Exercised.................................................     (4,257)            2.84
      Cancelled.................................................    (26,064)      2.84- 7.00
                                                                  ---------     ------------
    Balance, December 31, 1994..................................    663,916       2.84-50.00
      Granted...................................................    925,860       8.00-15.10
      Exercised.................................................     (3,810)      2.84- 7.00
      Cancelled.................................................       (500)            7.00
                                                                  ---------     ------------
    Balance, December 31, 1995..................................  1,585,466     $ 2.84-50.00
                                                                  =========     ============

     At December 31, 1995, options to purchase 814,270 shares, of common stock were exercisable.

9. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) plan that covers substantially all of it employees. Upon meeting certain eligibility requirements, employees can make specified contributions to the plan, a percentage of which are matched by the Company. The Company's contributions to the plan were $40,000, $18,000 and $9,000 in 1995, 1994 and 1993, respectively.

10. AGREEMENTS WITH OPERATING UNITS OF RELATED PARTIES

     On September 1, 1992, EquiVision acquired certain assets of The Eye Surgery Center of Louisiana, a professional medical corporation wholly owned by Stephen
F. Brint, M.D., a Director of EquiVision, for $3,403,000, consisting of $2,216,000 in cash, a $1,000,000 note payable, assumption of liabilities of $42,000 and $145,000 in EquiVision common stock. The note payable bears interest at an annual rate of 7.5% and matures in September 2002. On December 1, 1994, Dr. Brint was issued 35,749 additional shares in connection with EquiVision's acquisition of his practice. The Company leases the equipment centers from Dr. Brint for approximately $11,000 per month. Dr. Brint is employed by the Eye Surgery Center of Louisiana and serves as its Medical Director. During the years ended December 31, 1993, 1994 and 1995, Dr. Brint received compensation of approximately $597,000, $615,000 and $550,000, respectively. Dr. Brint is also a limited partner of the Ambulatory Eye Surgery Center of Louisiana, an ASC in which the Company is a general partner. The ASC began operations in March 1994. During the years ended December 31, 1994 and 1995, Dr. Brint received partnership distributions of approximately $33,000 and $61,000, respectively.

     On November 1, 1994 the Company entered into a 40 year services agreement with an ambulatory surgery center in Chevy Chase, Maryland which is 50% owned by the Company's chairman. Under the services agreement, the Company will manage the operations of the center for a monthly fee of $4,000, plus reimbursement of direct costs. In addition, the services agreement provides that the Company would receive the first $1 million of the center's operating income and 50% of its net income in excess of $1 million. The Company issued 176,744 shares of common stock to its chairman in consideration for the services agreement. The Company assigned a value of approximately $350,000 to the services agreement and the common stock issued, which approximates the chairman's equity in the center.

     During the year ended December 31, 1994, the Company performed consulting and management services for two entities in which the Company's chairman is an equity owner. One agreement provided $100,000 in

                                EQUIVISION, INC.

fees relating to the development of the ambulatory surgery center in Chevy Chase, Maryland prior to entering into the above service agreement. The second agreement dated August 1, 1994, provides for the Company to manage an ophthalmology practice for a five-year period ending July 1999, for $40,000 per month for the five-month period ending December 31, 1994. The Company will receive $16,667 per month, plus reimbursement of certain direct expenses incurred in operating the practice beginning in January 1995. During the year ended December 31, 1994 the Company recognized $200,000 in revenues from the management of the practice. At December 31, 1994, approximately $500,000 in management fees and working capital advances were owed to the Company by the practice and center. In March 1995, the Company terminated the management agreement. The Company recognized approximately $50,000 in management fees in 1995 prior to termination.

     In 1994, the Company loaned $50,000 to Pharmaceutical Development Associates ("PDA"). The note bore interest at 7% per annum and was due in 2004. The Company also received a warrant allowing it, under certain conditions, to convert the note to approximately 25% of the common stock of PDA. In addition, the Company and PDA signed a services agreement under which PDA received 20% of the gross sponsor payments and fees paid to the Company as a result of clinical trials performed by the Company. In September 1995, the Company terminated this agreement, the subordinated promissory note was repaid and the warrant was cancelled.

     The Company pays approximately $95,000 per year to lease its corporate offices from a partnership in which Mr. Pearson is a general partner. During the year ended December 31, 1995 the Company paid $87,000 in lease expense to the partnership. No payments were made in the year ended December 31, 1994.

11. PROFESSIONAL AND LIABILITY RISKS

     The Company is insured with respect to medical malpractice risks on a claims-made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract. Management of the Company intends to review its existing claims-made policies annually and expects to be able to obtain such coverage.

     The Company has been named in two actions relating to professional liability claims at one of its ophthalmology centers. The claims pertain to a period when the Company was partially self insured for that center. The Company intends to defend these actions vigorously and believes it has meritorious defenses. In the event the Company should not prevail, management believes that its maximum loss exposure will be $200,000.

12. SUBSEQUENT EVENTS

     On October 26, 1995, EquiVision, Colkitt Oncology Group, Inc. (the "Oncology Group") and EquiMed, Inc. ("EquiMed") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, on February 2, 1996, the Oncology Group merged with and into EquiVision and, immediately thereafter, EquiVision merged with and into EquiMed. The Oncology Group was formed in order to facilitate the acquisition by EquiVision and the subsequent acquisition by the Company of the stock or assets of various corporations, partnerships and joint ventures which own or control 30 radiation oncology centers. Pursuant to the Merger Agreement, the principal shareholders of the Oncology Group received 20,783,633 shares of the common stock of EquiVision as consideration for this merger.

     The merger of EquiVision with and into EquiMed, which immediately followed the merger of Oncology Group with and into EquiVision, was consummated for the purpose of reincorporating EquiVision from Pennsylvania to Delaware and to effect a 1-for-2 reverse stock split. All share and per share data have been adjusted to give retroactive effect to this reverse stock split. Pursuant to the Merger Agreement, each outstanding share of EquiVision common stock was converted into onehalf of one share of EquiMed Common Stock. Prior to the Reincorporation Merger, EquiMed was a wholly-owned subsidiary of EquiVision with no

                                EQUIVISION, INC.

material assets or liabilities and no operating history. Pursuant to the Merger Agreement, EquiMed succeeded to all of the assets, liabilities and contractural obligations of EquiVision and the Oncology Group. As a result of the Merger, the Company owns or controls 18 ophthalmology centers, seven ASCs and 30 radiation oncology centers, and manages four additional radiation oncology centers and one ASC.

     In order to effect the COG Merger and in connection therewith, the Board of Directors authorized the increase of the authorized shares of Common Stock of the Company from 20,000,000 shares to 100,000,000 shares.

     The proforma data related to this merger is included elsewhere in this form.

     On February 14, 1996, EquiMed consummated the sale of 2,000,000 shares of common stock in connection with a public offering at $14 per share. Net proceeds from the offering were approximately $23,200,000.

     On October 7, 1996, EquiMed entered into an agreement with Physicians Resource Group, Inc. ("PRG") pursuant to which PRG will acquire substantially all of the assets and properties and certain liabilities of EquiVision.

                    EQUIMED, INC. -- OPHTHALMOLOGY BUSINESS

                      CONDENSED BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)


                                      ASSETS                                         JUNE 30,
                                                                                      1996
                                                                                     -------
Current assets:
  Cash and cash equivalents......................................................    $    --
  Accounts receivable, net.......................................................     10,346
  Prepaid expenses and other current assets......................................      1,372
                                                                                     -------
Total current assets.............................................................     11,718
Property and equipment...........................................................      7,551
Services agreements..............................................................     31,459
Goodwill.........................................................................     37,674
Non-compete agreements...........................................................      1,605
Patient records..................................................................      1,756
Other............................................................................        742
                                                                                     -------
                                                                                     $92,505
                                                                                     =======
                              LIABILITIES AND OWNER'S INVESTMENT

Current liabilities:
  Accounts payable...............................................................    $   166
  Accrued salaries and professional fees.........................................      1,826
  Other accrued expenses.........................................................      2,504
  Long-term debt and capital lease obligations due within one year...............        900
                                                                                     -------
Total current liabilities........................................................      5,396
Long-term debt and capital lease obligations.....................................      8,793
Minority interests...............................................................        120
Owner's investment...............................................................     78,196
                                                                                     -------
                                                                                     $92,505
                                                                                     =======

                  See notes to condensed financial statements.

                              EQUIVISION, INC. AND
                    EQUIMED, INC. -- OPHTHALMOLOGY BUSINESS

                    CONDENSED INCOME STATEMENTS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                               EQUIVISION, INC.         OPHTHALMOLOGY
                                                           -------------------------      BUSINESS
                                                                          ONE MONTH     -------------
                                                           SIX MONTHS       ENDED        FIVE MONTHS
                                                           ENDED JUNE    JANUARY 31,     ENDED JUNE
                                                            30, 1995        1996          30, 1996
                                                           ----------    -----------    -------------
Net revenues.............................................  $  18,859      $    3,502       $22,755
Costs and expenses:
Professional fees and expenses...........................      5,363             955         6,582
Treatment and support services...........................      9,367           2,065        10,019
General and administrative expenses......................      1,174             255         2,546
Depreciation and amortization............................      1,129             284         1,418
Interest expenses, net...................................        730             180           266
                                                           ---------      ----------       -------
Total costs and expenses.................................     17,763           3,740        20,831
Income (loss) before income taxes and extraordinary
  item...................................................      1,096            (237)        1,924
Provision (benefit) for income taxes.....................        438             (95)          770
                                                           ---------      ----------       -------
Income (loss) before extraordinary item..................        658            (142)        1,154
Extraordinary charge from refinancing of debt, net of
  income taxes of $(111).................................       (166 )            --            --
                                                           ---------      ----------       -------
Net income (loss)........................................  $     492      $     (142)      $ 1,154
                                                           =========      ==========       =======
Net income per share before extraordinary item...........  $    0.16      $    (0.03)          N/A
Extraordinary item.......................................  $   (0.04 )    $       --           N/A
                                                           ---------      ----------
Net income per share.....................................  $    0.12      $    (0.03)          N/A
                                                           =========      ==========
Weighted average common shares and equivalents
  outstanding............................................  4,131,000       4,339,000           N/A
                                                           =========      ==========

                  See notes to condensed financial statements.

                              EQUIVISION, INC. AND
                    EQUIMED, INC. -- OPHTHALMOLOGY BUSINESS

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                        OPHTHALMOLOGY
                                                              EQUIVISION, INC.            BUSINESS
                                                         --------------------------     -------------
                                                         SIX MONTHS      ONE MONTH       FIVE MONTHS
                                                           ENDED           ENDED            ENDED
                                                          JUNE 30,      JANUARY 31,       JUNE 30,
                                                            1995           1996             1996
                                                         ----------     -----------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).......................................   $   492        $  (142)        $   1,154
Adjustments to reconcile net income to net cash used by
  operating activities:
  Depreciation and amortization.........................     1,129            284             1,418
  Minority interests in earnings of partnership.........        45              2                33
  Increase (decrease) in cash, net of effects of
     practice acquisitions, due to changes in:
     Accounts receivable................................    (1,855)           102            (3,255)
     Prepaid expenses and other current assets..........       (80)           309             1,158
     Account payable....................................       304             38            (1,598)
     Accrued salaries and professional fees.............       626            414                70
     Income taxes payable...............................       (50)            --              (421)
     Other accrued expenses.............................       103            237              (721)
                                                           -------        -------         ---------
Net cash provided (used) by operating activities........       714          1,244            (2,302)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for practices acquired.........................    (3,238)            --            (1,547)
Purchase of property and equipment......................      (787)           (45)             (204)
Increase in other assets................................      (729)          (384)              (20)
                                                           -------        -------         ---------
Net cash used by investing activities...................    (4,754)          (429)           (1,771)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings......................    11,066            650            11,915
Repayment of long-term debt and capital lease
  obligations...........................................    (8,492)           (19)           (9,263)
Proceeds from issuance of common stock..................     1,054             --                --
Repayment of note payable...............................        --             --                --
Distributions to minority owners........................       (63)            --               (25)
                                                           -------        -------         ---------
Net cash provided by financing activities...............     3,565            631             2,627
Net decrease in cash....................................      (475)         1,446            (1,446)
Cash at beginning of period.............................     1,784             --             1,446
                                                           -------        -------         ---------
Cash at end of period...................................   $ 1,309        $ 1,446         $      --
                                                           =======        =======         =========

                  See notes to condensed financial statements.

                    EQUIMED, INC. -- OPHTHALMOLOGY BUSINESS

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 1996

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION

     On February 2, 1996, Colkitt Oncology Group, Inc. (the "Oncology Group") merged with and into EquiVision, Inc. ("EquiVision") and, immediately thereafter, EquiVision effected an immediate reincorporation in Delaware and a 1-for-2 reverse stock split through a merger (the "Reincorporation Merger") with and into EquiMed, Inc. ("EquiMed" or the "Company") a newly-formed Delaware subsidiary of EquiVision, formed for the purpose of effecting the Reincorporation Merger and reverse stock split. The merger between the Oncology Group and EquiVision and the Reincorporation Merger are referred to collectively herein as the "Merger". The Oncology Group was formed prior to consummation of the Merger to acquire all of the stock or assets of various corporations, partnerships and joint ventures which owned or controlled 30 radiation oncology centers. All share and per share amounts reflect the 1-for-2 reverse stock split that was effected upon consummation of the Reincorporation Merger.

     The stockholders of the Oncology Group received 20,783,633 shares of the common stock of EquiVision as consideration for the Merger. The business combination was accounted for as a reverse purchase. As a result, the Oncology Group is considered the acquirer.

     The purchase price of EquiVision was $45,600,000 and has been allocated to the assets purchased and the liabilities assumed based upon fair market value at the date of acquisition. The excess or purchase price over the fair market value of the net assets was $38,000,000 and has been recorded as goodwill.

     The accompanying financial data for the periods prior to February 1, 1996 represent the operations of EquiVision as a stand alone entity. Subsequent to the Merger on February 2, 1996, the accompanying financial data represents the financial position and results of operations or the ophthalmology business ("Ophthalmology Business") (formerly EquiVision) of EquiMed. Accordingly, for 1996, income statements and statements of cash flows have been presented for the one month period ended January 31, 1996 prior to the Merger and the five month period ended June 30, 1996 subsequent to the Merger.

     These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the financial statements and footnotes included herein of EquiVision for the year ended December 31, 1995.

2. BUSINESS ACQUISITIONS RELATED TO THE OPHTHALMOLOGY BUSINESS

     On March 1, 1996, the Company acquired the primary operating assets of two ophthalmology practices for $3,115,000, consisting of $1,541,000 in cash (including acquisition costs), notes payable in the amount of $1,250,000 and $324,000 in common stock. Effective April 1, 1996, the Company acquired the primary operating assets of three ophthalmology practices for the aggregate consideration of $12,352,000, consisting of $1,503,000 in cash (including acquisition costs), $9,115,000 in common stock, a note payable issued and debt assumed in the amount of $1,475,000 and assumption of liabilities of $259,000. All of the above mentioned acquisitions have been accounted for as purchases.

     On March 18, 1996, the Company acquired an ophthalmology practice for approximately 403,000 shares of the Company's common stock valued at approximately $5,000,000. The business combination has been accounted for by the pooling of interests method. Because this acquisition was not material, the Company's

                    EQUIMED, INC. -- OPHTHALMOLOGY BUSINESS

                                  (UNAUDITED)

financial statements have not been restated to include the accounts and operations for any periods prior to January 1, 1996.

3. COMMITMENTS AND CONTINGENCIES

     The Company is insured with respect to medical malpractice risks on a claims-made basis. Should these claims-made policies not be renewed or replaced with equivalent insurance, claims based on occurrences during the term of the respective policies, but asserted subsequently, would be uninsured.

     At June 30, 1996, the Company has several malpractice claims outstanding which have arisen in the normal course of business. In addition, it is possible that certain incidents may have occurred which have not been reported as of this date. The Company has policies and procedures in place to track and monitor incidents of significance.

4. SUBSEQUENT EVENT

     On October 7, 1996, EquiMed entered into an Asset Purchase Agreement (the "Purchase Agreement") with Physicians Resource Group, Inc., a Delaware corporation ("PRG"), and PRG's wholly-owned subsidiary, PRG Georgia, Inc., a Delaware corporation ("PRG Georgia"), providing for the sale by the Company and the purchase by PRG Georgia of the Ophthalmology Business, including all items of personal property and other assets used in connection with such business and the Company's ownership interest in certain subsidiaries involved in the Ophthalmology Business (the "Transaction"). The consideration to be provided by PRG Georgia to the Company at closing is $54,563,000 in cash plus the assumption of an estimated $14,300,000 of the Company's liabilities related to the Ophthalmology Business, and a further contingent cash amount to be provided no later than May 15, 1997 based upon additional acquisitions of medical practices or centers related to the Ophthalmology Business by the Company, PRG Georgia or another wholly-owned subsidiary of PRG, which acquisitions are consummated by April 30, 1997 and satisfy certain conditions as provided in the Purchase Agreement (the "Contingent Consideration"). The consummation of the Transaction is subject to receipt of all necessary regulatory and other third party approvals and other customary conditions. Each of the parties has certain rights to terminate the Transaction under certain circumstances, including among others, the right of PRG Georgia to terminate at any time prior to November 6, 1996 if, in its sole discretion, its due diligence reveals certain material adverse conditions with respect to the Ophthalmology Business, and the right of either PRG Georgia or the Company to terminate the Transaction if it is not consummated by November 30, 1996, as provided in the Purchase Agreement.

     If the Company were to receive only the minimum consideration of $54,563,000 in cash and elimination of an estimated $14,300,000 in liabilities related to the probable disposition of the Ophthalmology Business, then an after-tax loss of approximately $34,142,000 would be incurred. This loss however, will be reduced by any Contingent Consideration received by the consummation of additional acquisitions of medical practices and centers by April 30, 1997. The Company will recognize any such Contingent Consideration when realized.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
American Ophthalmic, Inc.

     We have audited the accompanying consolidated balance sheets of American Ophthalmic, Inc. and subsidiaries (the Company) as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated March 22, 1996, the Company, as discussed in Note 7, has not complied with certain covenants of loan agreements with a bank, however, the bank has agreed to waive its right to demand repayment until January 1, 1997. Note 15 describes management's plans to complete the Agreement and Plan of Merger to address these issues.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Ophthalmic, Inc. and subsidiaries at December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Orlando, Florida
March 22, 1996, except for the
third paragraph of Note 7 and Note 15,
as to which the date is October 24, 1996

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       DECEMBER 31
                                                                                   -------------------       JUNE 30
                                     ASSET                                           1994        1995          1996
                                                                                   -------     -------     -----------
                                                                                                           (UNAUDITED)
Current assets:
  Cash and cash equivalents......................................................  $ 6,307     $ 2,132       $   538
  Accounts receivable, less allowances of $1,995 and $6,072 at December 31, 1994
    and 1995, respectively, and $8,281 at June 30, 1996..........................    2,511       7,637         9,032
  Inventories....................................................................      312         707           762
  Notes receivable -- related parties............................................      227         324           135
  Prepaid expenses...............................................................      156         572         1,141
  Other current assets...........................................................      204          89           504
  Deferred income taxes..........................................................       98          --            --
                                                                                   -------     -------       -------
        Total current assets.....................................................    9,815      11,461        12,112
Investments in joint ventures and limited partnerships...........................      566         259           420
Notes receivable -- related parties, less current portion........................    1,226         274           175
Property and equipment, net......................................................    3,201       9,126         9,758
Other assets.....................................................................       54         506           592
Intangible assets resulting from acquisitions:
  Goodwill, net of accumulated amortization of $430 and $1,362 at December 31,
    1994 and 1995, respectively, and $2,081 at June 30, 1996.....................   13,885      54,297        57,184
  Noncompete agreements, net of accumulated amortization of $145 and $104 at
    December 31, 1994 and 1995 and $133 at June 30, 1996.........................      708         449           420
  Tradename and other, net of accumulated amortization of $181 in 1994...........    1,269          --            --
                                                                                   -------     -------       -------
                                                                                    15,862      54,746        57,604
                                                                                   -------     -------       -------
                                                                                   $30,724     $76,372       $80,661
                                                                                   =======     =======       =======

             LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
                           AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...............................................................  $   175     $   554       $   759
  Accrued liabilities............................................................    2,072       6,184         5,756
  Current portion of long-term debt -- related parties...........................    1,416       4,707         3,323
  Current portion of long-term debt..............................................      135         408           337
                                                                                   -------     -------       -------
        Total current liabilities................................................    3,798      11,853        10,175
Long-term debt, less current portion -- related parties..........................   11,902      43,080        47,963
Long-term debt, less current portion.............................................      273         748           617
Deferred income taxes............................................................      424          --            --
Other long-term liabilities......................................................       --         235           113
Minority interest................................................................       80       1,060         1,365
Redeemable convertible preferred stock of a subsidiary -- Series A, par value
  $0.01 per share -- authorized 1,000 shares; issued and outstanding 500 shares
  at December 31, 1994 and 1995, and June 30, 1996...............................    1,405       1,330         1,367
Redeemable convertible preferred stock -- Series A, par value $0.01 per share -- authorized 150,000 shares; issued and outstanding 114,000 and 150,000 shares at December 31, 1994 and 1995, respectively, and 150,000 shares at June
  30, 1996.......................................................................   12,357      17,110        17,710
Shareholders' equity:
  Preferred stock, par value $0.01 per share -- authorized 1,850,000 shares; none
    outstanding..................................................................       --          --            --
  Common stock, par value $0.01 per share -- authorized 10,000,000 shares; issued and outstanding 1,285,909 and 2,115,573 shares at December 31, 1994 and 1995,
    respectively and 2,275,443 shares at June 30, 1996...........................       13          21            23
  Capital in excess of par value.................................................    1,422       6,146         7,103
  Accumulated deficit............................................................     (950)     (5,211)       (5,775)
                                                                                   -------     -------       -------
                                                                                       485         956         1,351
Commitments and contingencies (Notes 4, 10 and 11)
                                                                                   -------     -------       -------
                                                                                   $30,724     $76,372       $80,661
                                                                                   =======     =======       =======

                            See accompanying notes.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                               SIX MONTHS ENDED JUNE
                                              YEAR ENDED DECEMBER 31                     30
                                        -----------------------------------    ----------------------
                                          1993         1994         1995         1995         1996
                                        ---------    ---------    ---------    ---------    ---------
                                                                                    (UNAUDITED)
Net revenue...........................  $  12,655    $  20,659    $  44,011    $  14,871    $  33,025
Costs and expenses:
  Operating expenses..................     11,098       16,592       34,191       11,542       26,048
  General and administrative
     expenses.........................        956        1,913        3,343        1,380        2,281
  Depreciation and amortization.......        931        1,332        2,651        1,101        1,835
  Write-off of intangible assets......        245          172        4,126           --           --
                                        ---------    ---------    ---------    ---------    ---------
          Total operating expenses....     13,230       20,009       44,311       14,023       30,164
                                        ---------    ---------    ---------    ---------    ---------
          Total operating income
            (loss)....................       (575)         650         (300)         848        2,861
Other income (expense):
  Interest expense....................       (611)      (1,147)      (3,232)      (1,004)      (2,548)
  Interest income.....................         87          178          159          128           72
  Minority interest expense...........         (4)         (54)        (463)         (71)        (511)
  Income from joint ventures and
     limited partnerships.............        264          207          391          240          215
  Gain on sale of surgery center......         --          918           --           --           --
  Other, net..........................        333          410          180           62           33
                                        ---------    ---------    ---------    ---------    ---------
          Total other income
            (expense).................         69          512       (2,965)        (645)      (2,739)
                                        ---------    ---------    ---------    ---------    ---------
Net income (loss) before income
  taxes...............................       (506)       1,162       (3,265)         203          122
Income tax benefit (expense)..........         --         (482)         232          (82)         (49)
                                        ---------    ---------    ---------    ---------    ---------
Net income (loss).....................  $    (506)   $     680    $  (3,033)   $     121    $      73
                                        =========    =========    =========     ========    =========
Net (loss) attributable to common
  shares..............................  $    (816)   $    (122)   $  (4,261)   $    (469)   $    (564)
                                        =========    =========    =========     ========    =========
Net (loss) per share..................  $    (.75)   $    (.10)   $   (2.69)   $    (.35)   $    (.25)
                                        =========    =========    =========     ========    =========
Weighted average shares outstanding...  1,085,044    1,231,585    1,583,409    1,341,232    2,211,991
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CHANGES IN
        REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
                         (IN THOUSANDS, EXCEPT SHARES)

                                                                          SHAREHOLDERS' EQUITY
                                    REDEEMABLE                --------------------------------------------
                                    CONVERTIBLE  REDEEMABLE
                                    PREFERRED    CONVERTIBLE     COMMON STOCK     CAPITAL IN                     TOTAL
                                     STOCK OF    PREFERRED    ------------------   EXCESS OF   ACCUMULATED   SHAREHOLDERS'
                                    SUBSIDIARY     STOCK      SHARES   PAR VALUE   PAR VALUE     DEFICIT        EQUITY
                                    ----------   ----------   ------   ---------   ---------   -----------   -------------
Balance at January 1, 1993........    $1,250      $     --       10       $--       $     1      $   (12)       $   (11)
  Conversion of limited
    partnership interest to common
    stock.........................        --            --      969        10           626           --            636
  Issuance of shares of common
    stock in connection with
    acquisitions..................        --            --       47        --           186           --            186
  Issuance of shares of common
    stock.........................        --            --      171         2           343           --            345
  Issuance of shares of redeemable
    convertible preferred stock...        --         7,500       --        --            --           --             --
  Redeemable convertible preferred
    stock dividends in arrears....        75           235       --        --            --         (310)          (310)
  Net loss........................        --            --       --        --            --         (506)          (506)
                                      ------      -------     -----       ---       -------      -------        -------
Balance at December 31, 1993......     1,325         7,735    1,197        12         1,156         (828)           340
  Issuance of shares of common
    stock.........................        --            --       89         1           266           --            267
  Issuance of shares of redeemable
    convertible preferred stock...        --         3,900       --        --            --           --             --
  Redeemable convertible preferred
    stock dividends in arrears....        80           722       --        --            --         (802)          (802)
  Net income......................        --            --       --        --            --          680            680
                                      ------      -------     -----       ---       -------      -------        -------
Balance at December 31, 1994......     1,405        12,357    1,286        13         1,422         (950)           485
  Issuance of shares of common
    stock.........................        --            --      830         8         4,724           --          4,732
  Issuance of shares of redeemable
    convertible preferred stock...        --         3,600       --        --            --           --             --
  Redeemable convertible preferred
    stock dividends in arrears....        75         1,153       --        --            --       (1,228)        (1,228)
  Dividends paid on redeemable
    convertible preferred stock...      (150)           --       --        --            --           --             --
  Net loss........................        --            --       --        --            --       (3,033)        (3,033)
                                      ------      -------     -----       ---       -------      -------        -------
Balance at December 31, 1995......     1,330        17,110    2,116        21         6,146       (5,211)           956
Redeemable convertible preferred
  stock dividends in arrears
  (unaudited).....................        37           600       --        --            --         (637)          (637)
  Issuance of shares of common
    stock (unaudited).............        --            --      159         2           957           --            959
  Net income (unaudited)..........        --            --       --        --            --           73             73
                                      ------      --------    -----       ---       -------      -------        -------
Balance at June 30, 1996
  (unaudited).....................    $1,367      $ 17,710    2,275       $23       $ 7,103      $(5,775)       $ 1,351
                                      ======      ========    =====       ===       =======      =======        =======

                            See accompanying notes.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                        SIX MONTHS ENDED
                                                                          YEAR ENDED DECEMBER 31            JUNE 30
                                                                       -----------------------------   ------------------
                                                                         1993      1994       1995       1995      1996
                                                                       --------   -------   --------   --------   -------
                                                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)....................................................  $   (506)  $   680   $ (3,033)  $    121   $    73
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization......................................       931     1,332      2,651      1,101     1,835
  Write-off of intangible assets.....................................       245       172      4,126         --        --
  Gain on sale of surgery center.....................................        --      (918)        --         --        --
  Provision for deferred income taxes................................        --       346       (326)        --        --
  Equity (income) loss in joint ventures and limited partnerships,
    net of distributions received....................................      (139)       46        (70)       (83)      (51)
  Minority interest expense, net of distributions paid...............        83        --        191         --        --
  Loss on sale of fixed assets.......................................        --        69         --         --        --
  Amortization of debt issuance costs................................        10        51        143         48        88
  Changes in operating assets and liabilities net of effects from acquisitions:
    Accounts receivable..............................................        75      (136)    (1,460)      (139)   (1,172)
    Inventories......................................................        43       (86)      (120)       (47)      (55)
    Prepaid expenses.................................................       (31)        7       (341)      (197)     (489)
    Other current assets.............................................        53      (180)        80       (591)     (415)
    Other assets.....................................................       (12)      (72)       (66)         9        32
    Accounts payable.................................................       110      (215)        36        126       135
    Accrued liabilities and other long-term liabilities..............       872       735      2,266        769        17
                                                                       --------   -------   --------   --------   -------
        Net cash provided by operating activities....................     1,734     1,831      4,077      1,117        (2)
                                                                       --------   -------   --------   --------   -------
INVESTING ACTIVITIES
Payments for business acquisitions, net of cash received.............   (10,585)   (2,533)   (27,888)   (13,943)   (4,364)
Purchases of property and equipment..................................      (314)   (1,223)    (1,668)      (666)     (828)
Proceeds from sale of surgery center.................................       750     1,028         --         --        --
Proceeds from sale of equipment......................................        --        18         --         --        --
Issuance of notes receivable -- related parties......................        --      (340)      (125)       (50)     (145)
Payments on notes receivable -- related parties......................        --       158        230        154       283
Decrease in assets held in escrow....................................         4       183         30         --        --
                                                                       --------   -------   --------   --------   -------
        Net cash used for investing activities.......................   (10,145)   (2,709)   (29,421)   (14,505)   (5,054)
                                                                       --------   -------   --------   --------   -------
FINANCING ACTIVITIES
Proceeds from long-term borrowings -- related parties................     4,518     2,333     24,450      8,354     8,019
Proceeds from long-term borrowings...................................        10        --        400         --        --
Proceeds from sales of common stock..................................       345       267        546        246        --
Payments for debt issuance and financing costs.......................      (227)       --       (471)      (378)      (92)
Dividends paid on redeemable convertible preferred stock.............        --        --       (150)      (150)       --
Proceeds from sale of redeemable convertible preferred stock.........     7,500     3,900      3,600      3,600        --
Payments on long-term borrowings -- related parties..................      (275)   (1,058)    (6,540)    (3,209)   (4,520)
Payments on long-term borrowings.....................................    (1,554)     (271)      (666)       (77)     (202)
Equity contributed by limited partners...............................        --        --         --         --       318
Equity offering costs................................................        --        --         --         --       (61)
                                                                       --------   -------   --------   --------   -------
        Net cash provided by financing activities....................    10,317     5,171     21,169      8,386     3,462
                                                                       --------   -------   --------   --------   -------
Increase (decrease) in cash and cash equivalents.....................     1,906     4,293     (4,175)    (5,002)   (1,594)
Cash and cash equivalents at beginning of period.....................       108     2,014      6,307      6,307     2,132
                                                                       --------   -------   --------   --------   -------
        Cash and cash equivalents at end of period...................  $  2,014   $ 6,307   $  2,132   $  1,305   $   538
                                                                       ========   =======   ========   ========   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest...........................................................  $    265   $ 1,290   $  2,247   $    896   $ 2,903
  Income taxes, net of refunds.......................................        --       129         75         58       235
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchased in connection with acquisitions.....       862       618      5,731      2,009       881
Long-term debt assumed in acquisitions...............................        --        --      2,548      1,636        --
Long-term debt issued in connection with acquisitions................     3,974     2,100     14,937      9,042        --
Notes receivable in connection with sale of fixed assets.............        --       255         --         --       150
Notes receivable plus accrued interest forgiven as part of an
  acquisition........................................................        --        --        793        793        --
Common stock issued in connection with acquisitions..................        --        --      4,185         --       959
Capital lease obligations incurred in business acquisitions..........        99        --         --         --        --
Building purchased with note payable.................................       150        --         --         --        --
Note receivable -- related party from sale of surgery center.........       750        --         --         --        --
Equity in joint venture purchased in conjunction with acquisition....        --        --         --         --       123

                            See accompanying notes.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995
                           JUNE 30, 1996 (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     American Ophthalmic, Ltd. was formed in February 1991, as a limited partnership organized in the State of Florida. Effective January 1, 1993, American Ophthalmic, Ltd. reorganized, converting partnership interests in American Ophthalmic, Ltd. to common stock in American Ophthalmic, Inc. (AO or the Company), a Florida corporation formed in September 1990. AO was the sole general partner of American Ophthalmic, Ltd. prior to the reorganization. In connection with the exchange of limited partnership interests for stock, AO acquired all of the assets, and assumed all debts, obligations and liabilities of American Ophthalmic, Ltd. Net assets have been recorded based on the net book value at December 31, 1992, of American Ophthalmic, Ltd. AO was a Subchapter S prior to January 1, 1993. Upon reorganization, AO became a Subchapter C Corporation.

     The Company and its wholly-owned subsidiaries and limited partnerships manage and operate ophthalmic practices and ambulatory and laser surgery centers located principally in the Southeastern, Southwestern and Western United States. In its facilities, the Company provides principally procedure oriented patient services in conjunction with its employee physicians and affiliated physician groups.

     Certain of the Company's facilities are operated under long-term services agreements with affiliated professional medical associations (PAs) ranging from 30 to 50 years. The Company or the PAs, through employment agreements or exclusive medical services agreements, employ ophthalmologists and optometrists who provide professional eye care to patients in Company owned or managed facilities. Each of the services agreements is terminable by mutual agreement or failure of the affiliated professional association to fulfill contractual obligations. Management believes that in the event an agreement is terminated, the Company could enter into similar agreements with other independent contractor physicians and professional associations. Because of the related business activities and mutual dependence of the Company and affiliated PAs and the Company's control over the nonmedical operations of those entities, the affiliated PAs are consolidated for reporting purposes.

     Certain clinic and administrative employees are leased by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of the subsidiaries and affiliated physician groups. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

  Unaudited Consolidated Financial Statements

     In the opinion of the Company, the accompanying consolidated unaudited financial statements contain all adjustments necessary to represent fairly their financial position as of June 30, 1996, and the results of their operations and cash flows for the six months ended June 30, 1995 and 1996. These adjustments present only normal recurring items.

     The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations, although the company believes that the disclosures made are adequate to make the information presented not misleading.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

  Accounts Receivable

     Accounts receivable represent principally receivables from patients for medical services provided. Amounts are recorded net of contractual allowances.

  Inventories

     Inventories are stated at the lower of cost or market with cost determined using the first-in, first-out method. Inventories are comprised primarily of surgical supplies, optical lenses and frames.

  Property and Equipment

     Purchases of property and equipment are stated at cost. Property and equipment procured through acquisitions are recorded at their estimated fair value as of the dates of acquisition. Equipment held under capital lease obligations is stated at the present value of minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Equipment held under capital lease obligations and leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the lease term.

  Other Assets

     Other assets consist primarily of debt issuance costs, net of accumulated amortization of $-0-, $416,000 and $463,000 (unaudited) at December 31, 1994 and 1995 and June 30, 1996, respectively. These costs are amortized to interest expense on the straight-line method over the term of the related debt.

  Intangible Assets Resulting from Acquisitions

     Goodwill is amortized on the straight-line method over 40 years. The Company's management continually reviews actual operating results compared to expected operating results to ascertain if the estimation of value and future benefits of goodwill has been impaired. In 1995, management determined approximately $2,798,000 in goodwill recorded in 1995 is not recoverable due to operations, and wrote-off the balance at December 31, 1995.

     Other intangibles are amortized on the straight-line method over 10 to 16 years. These assets are reviewed by management for future value on an annual basis. Based on this review, $1,178,000 assigned to a trade name was written-off at December 31, 1995. This was the result of the retirement of the named physician in December 1995, and the planned merger of the practice with a practice acquired in January 1996.

     Noncompete agreements are amortized on the straight-line method over the terms of the agreements ranging from 7 to 13 years. These assets are reviewed by management for future benefits on an annual basis. Based on this review, $245,000, $172,000 and $150,000 were written off at December 31, 1993, 1994 and
1995, respectively.

  Investments in Joint Ventures and Limited Partnerships

     The Company accounts for its investments in joint ventures and partnerships in which the Company owns at least a 20% and less than 50% voting interest at cost plus equity in undistributed earnings since date of

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES acquisition. These amounts are not material to the financial position and results of operations included in the accompanying consolidated financial statements.

  Minority Interest

     Minority interest represents the limited partner's equity interest in certain ambulatory surgery centers and ventures owning and operating excimer lasers in which the Company owns at least a 50% voting interest.

  Income Taxes

     The Company follows the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Redeemable Convertible Preferred Stock

     In accordance with financial reporting requirements of the Securities and Exchange Commission, the preferred stock of each company has been classified outside of shareholders' equity as redeemable convertible preferred stock in the accompanying consolidated financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Statement of Operations

     For purposes of display, transactions deemed by management to be ongoing, major, or central to the operations of the Company are reflected in operating revenue or expense. Gains and losses resulting from peripheral or incidental transactions are reported as nonoperating.

  Net Loss Per Share

     The computation of fully diluted net loss per common share was antidilutive in each of the periods presented; therefore, primary and fully diluted loss per common share are the same.

     Net loss per common share was determined by dividing net loss attributable to common shares by the weighted average shares outstanding. The net income
(loss) was adjusted by the aggregate amount of dividends on the Company's redeemable convertible preferred stock to calculate net loss attributable to common shares. Preferred dividends for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 (unaudited) were $310,000, $802,000, $1,228,000, $590,000 and $637,000, respectively.

     Common share equivalents are antidilutive in all periods presented and, therefore, have not been included in the calculation of weighted average shares outstanding.

  Impact of Recently Issued Accounting Standards

     In March 1995, the Financial Accounting Standards Board (FASB), issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. Statement 121 also addresses the accounting for long-lived

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES assets that are expected to be disposed of. The Company will adopt Statement 121 in 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), which provides an alternative to APB No. 25. Statement 123 allows for a fair value based method of accounting for stock options and similar equity instruments. However, for companies that continue to account for stock-based compensation arrangements under APB 25, Statement 123 requires disclosure of the pro forma effect on net income and earnings per share of its fair value based accounting for those arrangements. These disclosure requirements are effective for fiscal years beginning after December 15, 1995, or upon initial adoption of the statement, if earlier. The Company has concluded that it will continue to account for stock-based compensation arrangements under APB 25.

  Reclassifications

     Certain items in the 1993 and 1994 financial statements have been reclassified to conform to the 1995 financial statement presentation.

3. NET REVENUE

     The Company derives a substantial portion of its net revenue from services provided under the federal Medicare program, various state Medicaid programs and various managed care agreements, including certain capitation arrangements. Revenue for all facilities is recorded at established rates reduced by contractual adjustments. Contractual adjustments arise due to the differences between the Company's established rates for services and the amounts allowed by government sponsored health care programs and other insurers.

     The following represents amounts included in the determination of net revenue (in thousands):

                                                                            SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31                JUNE 30
                                       -------------------------------     -------------------
                                        1993        1994        1995        1995        1996
                                       -------     -------     -------     -------     -------
                                                                               (UNAUDITED)
    Gross revenue....................  $21,262     $34,847     $75,965     $26,547     $57,735
    Less provision for contractual
      adjustments....................    8,607      14,188      31,954      11,676      24,710
                                       -------     -------     -------     -------     -------
    Net revenue......................  $12,655     $20,659     $44,011     $14,871     $33,025
                                       =======     =======     =======     =======     =======

4. BUSINESS COMBINATIONS

     The acquisitions detailed below have been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired (including all identifiable intangible assets) and liabilities assumed based upon their estimated fair values at the dates of acquisition in accordance with APB No. 16. The results of operations of the acquired businesses are included in the financial statements from the respective dates of acquisition. The excess of costs over the fair value of assets acquired was approximately $10,609,000, $3,290,000 and $43,447,000 for the years ended
December 31, 1993, 1994 and 1995, respectively.

     In connection with the acquisitions detailed below the Company issued 26,000 and 697,587 shares of the Company's common stock during the years ended December 31, 1993 and 1995, respectively. No shares of the Company's common stock were issued in connection with the acquisitions during the year ended December 31, 1994. Because there is no public market for the Company's common stock, the value assigned to the common stock, when applicable, was equal to the fair value of the assets less the cash consideration paid.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

  1993 Acquisitions

     On April 15, 1993, the Company acquired certain operating assets of Eye Center of Central Texas, P.A., an ophthalmic practice located in Temple, Texas in exchange for $250,000 in cash and the issuance of 26,000 shares of the Company's common stock.

     Also effective April 15, 1993, the Company acquired certain assets of Central Texas Day Surgery Center, Limited Partnership (the Surgery Center) an ambulatory surgery center located in Temple, Texas in exchange for $250,000 in cash and the issuance of a $1,750,000 promissory note payable in 32 equal quarterly installments beginning six months after the closing and bearing interest at 8% per year. Immediately after this purchase, the Company transferred a 75% interest in the Surgery Center in exchange for $750,000 in cash and a note receivable of $750,000.

     On August 11, 1993, the Company acquired certain operating assets of Eye Center South, P.C., Van Leasing, Inc. and Eye Network Associates II, P.C., which are engaged in the practice of ophthalmic medicine and/or own assets useful to an ophthalmological medical practice located in Dothan, Alabama, in exchange for $1,940,740 in cash.

     Also effective August 11, 1993, the Company acquired certain operating assets of Eye Surgery Center, Inc., an ambulatory surgery center located in Dothan, Alabama in exchange for $8,144,291 in cash and the issuance of a $2,223,537 promissory note with a term of five years bearing interest at the prime rate, not to exceed 8% per year.

  1994 Acquisitions

     On February 1, 1994, the Company acquired certain operating assets of Douglas A. Freeley, M.D., P.A., an ophthalmic practice located in Dothan, Alabama in exchange for $578,334 in cash and the issuance of a $200,000 non-interest bearing promissory note payable, due in full in January 1996.

     On June 1, 1994, the Company acquired certain operating assets of Robert H. Poirier, M.D., P.A., an ophthalmic practice located in San Antonio, Texas in exchange for $309,628 in cash.

     Also effective June 1, 1994, the Company acquired certain operating assets of South Texas Institute of Eye Surgery, Inc., an ophthalmic surgery center located in San Antonio, Texas, in exchange for $632,647 in cash and the issuance of a $900,000 promissory note with a term of five years bearing interest at 6.43% per year. The asset purchase agreement provides that if the selling physician is in violation of any covenants against competition during the first five years of the employment agreement, liquidated damages as defined in the agreement are due to the Company for years one through three and the balance of the promissory note is forgiven.

     On September 1, 1994, the Company acquired certain operating assets of Dr. Cottingham & Associates, P.A. (d/b/a Eye Institute of San Antonio), an ophthalmic practice located in San Antonio, Texas, in exchange for $1,012,335 in cash and the issuance of a $1,000,000 promissory note with a term of five years bearing interest at the prime rate plus 1% per year. The asset purchase agreement provides that if the selling physician provides notice of intent to leave or is in violation of any covenants against competition during the first five years of the employment agreement, liquidated damages as defined in the agreement are due to the Company for years one through three and the balance of the promissory note is forgiven.

  1995 Acquisitions

     On February 8, 1995, the Company acquired the outstanding common stock of Dothan Eye Clinic, P.C. (d/b/a Southern Eye Institute), an ophthalmic practice located in Dothan, Alabama in exchange for $3,500,000 in cash and the issuance of a $1,000,000 promissory note with a term of one year bearing interest at the prime rate, not to exceed 8% per year.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

     On March 31, 1995, the Company acquired all of the assets of Professional Surgery Corporation of Florida, consisting solely of an 80% general partnership interest in the Center for Advanced Eye Surgery, Limited Partnership, an ambulatory surgery center located in Sarasota, Florida in exchange for $2,000,000 in cash and a $1,116,717 promissory note with a term of three months bearing interest at the prime rate, not to exceed 10% per year.

     Also effective March 31, 1995, the Company acquired all of the assets of Professional Surgery Corporation of Texas, consisting solely of a 75% general partnership interest in the Central Texas Day Surgery Center, Limited Partnership, an ambulatory surgery center located in Temple, Texas, in exchange for $1,050,000 in cash and the forgiveness of a $750,000 promissory note due from Professional Surgery Corporation of Texas and related accrued interest of $42,500.

     On April 1, 1995, the Company entered into a limited partnership agreement whereby the partnership operates an ambulatory surgery center in Sunrise, Florida. The Company's initial investment for its 85% general partner interest was $1,435,000 in cash. Also effective April 1, 1995, the limited partnership acquired certain assets of the Center for Eye Surgery, Inc. (d/b/a Foundation for Advanced Eye Care) in exchange for $1,920,000 in cash and the issuance of a $1,480,000 promissory note with a term of five years bearing interest at the prime rate, not to exceed 9% per year. For a period of two years after the closing date all or part of the promissory note may be converted into an aggregate of up to 100,000 shares of the Company's common stock at the rate of $6 per share during the first year and $8 per share during the second year.

     Also effective April 1, 1995, the Company acquired the outstanding common stock of Fort Lauderdale Eye Institute, Inc., an ophthalmic practice located in Ft. Lauderdale, Florida, in exchange for $1,715,600 in cash and the issuance of five $343,120 promissory notes payable in twenty equal quarterly installments bearing interest at the prime rate, not to exceed 9% per year. For a period of two years after the closing date, all or part of the promissory notes may be converted into an aggregate of up to 100,000 shares of the Company's common stock at the rate of $6 per share during the first year and $8 per share during the second year. This option is available to the sellers on a pro rata basis only such that each of the five sellers is entitled to acquire up to 20,000 shares of the Company's common stock.

     On June 23, 1995, the Company entered into a limited partnership agreement whereby the partnership operates an ambulatory surgery center in Las Vegas, Nevada. The Company's initial investment for its 80% general partner interest was $3,000,000 in cash. On June 30, 1995 the limited partnership acquired certain assets of Sahara-Lindell Surgery Center, Inc. in exchange for $3,000,000 in cash and the issuance of a $3,400,000 promissory note with a term of five years bearing interest at the greater of the prime rate (to a cap of 10%) or 7%. For a period of two years after the closing, a portion of the promissory note may be converted into an aggregate of up to 10,000 shares of the Company's common stock at the rate of $13 per share.

     Also effective June 30, 1995, the Company acquired certain operating assets of The Gables Eye Surgical Center, Inc., The Gables Eye Surgical Center Associates, Inc., William I. Sabates, M.D., P.A., The Gables Eye Network, Inc. and Gables Eye Institute Associates, which are engaged in the practice of ophthalmic medicine and the operation of an ambulatory surgery center in Coral Gables, Florida and other satellite facilities located in and around South Florida. The purchase price for these assets was $7,500,000 in cash and additional cash of 25% of dividends declared by the Company during the twelve month period ending June 30, 1996 and paid within three years after the end of such period. No such dividends have been declared by the Company. An additional purchase payment may be required based upon a multiple or percentage of earnings in excess of certain minimum operating thresholds, however, the Company estimates that no such payment will be required.

     On August 1, 1995, the Company acquired the outstanding common stock of Glendale Eye Medical Group, Inc., an ophthalmic practice and an ambulatory surgery center in Glendale, California, in exchange for $2,455,000 in cash, the issuance of a $2,455,000 promissory note with a term of five years bearing interest at

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES prime plus 1%, not to exceed 8% per year, and a 40% interest in the new limited partnership formed by the Company to operate the surgery center business acquired. Effective August 1, 1995, the Company entered into a limited partnership agreement in which its initial investment for its 60% general partner interest was the surgery center assets acquired from Glendale Eye Medical Group, Inc. valued at $426,145.

     On September 1, 1995, the Company acquired the outstanding common stock of Central Florida Eye Surgery Associates, P.A., an ophthalmic practice located in Orlando, Florida, in exchange for 626,273 shares of the Company's common stock. In connection with this acquisition, the Company entered into a Stock Redemption Agreement, under which the Company agreed to redeem common stock from the sellers in the event the share exchange entered into for the acquisition is deemed to be taxable (see Note 12).

     On October 1, 1995, the Company acquired certain operating assets of Donald
M. Guber, M.D., P.A., an ophthalmic practice located in Orlando, Florida and other satellite locations in Central Florida, in exchange for $100,000 in cash and the issuance of a $2,400,000 promissory note with a term of five years bearing interest at the prime rate, not to exceed 8% per year. For a period of one year after the effective date of October 1, 1995, a portion of the outstanding principal balance of the note up to a maximum of $1,250,000 may be converted into shares of the Company's common stock at the rate of $13 per share.

     Also effective October 1, 1995, the Company acquired certain operating assets of Ophthalmic Associates, a Las Vegas, Nevada general partnership, in exchange for $770,000 in cash and the issuance of a $770,000 promissory note with a term of five years bearing interest at the rate of 8% per year. For a period of one year after closing a portion of the promissory note may be converted into an aggregate of up to 40,000 shares of the Company's common stock at the rate of $13 per share.

     The Company also had several other acquisitions during the year ended December 31, 1995. In the aggregate, the Company paid approximately $2,074,000 in cash and notes payable and 71,314 shares of the Company's common stock for these practices.

  1996 Acquisitions (Unaudited)

     On January 1, 1996, the Company acquired certain operating assets of Eye Care Austin, P.A., an ophthalmic practice in Austin, Texas in exchange for $1,500,000 in cash.

     On January 31, 1996, the Company acquired the common stock of Brian Den Beste, O.D., P.A. (d/b/a The Eye Foundation of Orlando), an ophthalmic practice in Orlando, Florida in exchange for $1,375,000 in cash and 105,769 shares of the Company's common stock. Simultaneously, a stock redemption agreement was made in which Brian Den Beste may sell, transfer, assign and deliver to the Company up to 52,885 of his shares of the Company's common stock for $13 per share, by providing written notice prior to the earlier of the effective date of an initial public offering of any class of common stock by the Company or any of its affiliates or by December 4, 1996.

  Pro Forma Information (Unaudited)

     The following unaudited pro forma information presents a summary of consolidated results of operations as if the acquisitions had occurred at the beginning of 1994 and 1995, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects. The pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the entire periods presented.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

     Pro forma (in thousands, except per share data):

                                                                           YEAR ENDED
                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Net revenue......................................................  $59,228     $62,492
    Net income (loss) attributable to common shares..................  $    75     $(4,230)
    Net income (loss) per common share...............................  $  0.04     $ (2.04)

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                           DECEMBER 31,
                                                        -------------------        JUNE 30,
                                                         1994        1995            1996
                                                        -------     -------       -----------
                                                                                  (UNAUDITED)
    Building..........................................  $   101     $   101         $   101
    Furniture and fixtures............................    1,074       2,815           3,078
    Medical equipment.................................    2,523       6,967           8,297
    Vehicles..........................................      115         201             219
    Leasehold improvements............................      418       1,554           1,636
                                                        -------     -------       ---------
                                                          4,231      11,638          13,331
    Less accumulated depreciation.....................   (1,030)     (2,512)         (3,573)
                                                        -------     -------       ---------
    Net property and equipment........................  $ 3,201     $ 9,126         $ 9,758
                                                        =======     =======       =========

     All property and equipment are pledged as collateral under various financings (see Note 7).

6. ACCRUED LIABILITIES

     The Company's current accrued liabilities, consisting principally of amounts accrued and owed to affiliated ophthalmologists and related P.A.'s include the following (in thousands):

                                                            DECEMBER 31,
                                                          -----------------        JUNE 30,
                                                           1994       1995           1996
                                                          ------     ------       -----------
                                                                                  (UNAUDITED)
    Accrued salaries and benefits.......................  $1,688     $4,589         $ 4,431
    Accrued interest....................................     180        922             567
    Other...............................................     204        673             758
                                                          ------     ------         -------
                                                          $2,072     $6,184         $ 5,756
                                                          ======     ======         =======

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

7. LONG-TERM DEBT -- RELATED PARTIES

     Long-term debt -- related parties consists of the following (in thousands):

                                                            DECEMBER 31,
                                                         -------------------        JUNE 30,
                                                          1994        1995            1996
                                                         -------     -------       ----------
                                                                                   (UNAUDITED)
    Revolving credit facility with a bank which is a
      shareholder......................................  $    --     $21,946        $ 28,739
    Subordinated debt with shareholders, with quarterly
      interest payments, bearing interest at the rate
      of 10%, with an effective rate of 12.5%, (net of
      unamortized discount of approximately $731,000
      and $905,000 at December 31, 1994 and 1995,
      respectively), due August 2002...................    6,869       9,095           9,137
    Notes payable to various sellers in connection with
      acquisitions, at rates ranging from 6.4% to prime
      (8.5% at December 31, 1995) plus 1% payable
      through October 2001.............................    5,839       7,614           6,592
    Convertible notes payable to sellers in connection
      with acquisitions, at rates ranging from 8% to
      prime (8.5% at December 31, 1995) payable through
      October 2000.....................................       --       9,132           6,818
    Notes payable to a corporation and a shareholder,
      repaid in 1995...................................      610          --              --
                                                         -------     -------        --------
    Total long-term debt -- related parties............   13,318      47,787          51,286
    Less current portion...............................    1,416       4,707           3,323
                                                         -------     -------        --------
    Total long-term debt, less current portion--related
      parties..........................................  $11,902     $43,080        $ 47,963
                                                         =======     =======        ========

     In June 1995, the Company entered into a revolving credit facility with a bank, whereby the Company can receive up to $25,000,000 in borrowings. Effective January 22, 1996, the Company amended the revolving credit agreement increasing the amount of available borrowings under the agreement from $25,000,000 to $30,000,000. The revolving credit facility provides for the borrowings, at the option of the borrower, to be either base rate loans, adjusted daily, bearing interest at rates ranging from prime (8.5% at December 31, 1995) plus .25% to 1.5%, or LIBOR loans fixed for periods of one, two or three months, bearing interest at rates ranging from LIBOR (5.4% at December 31, 1995) plus 1.5% to 3.0%. The credit facility, as amended, provides that on June 15, 1997, the borrowings under the facility convert to a three year term loan with eleven quarterly installments equal to five percent of the total borrowings then outstanding, with the remaining unpaid principal payable June 15, 2000. The Company, at its option, may extend the conversion into the term loan by one year. Borrowings under the credit facility are secured by essentially all the assets of the Company, as well as the common stock of all of the Company's subsidiaries. The loan prohibits the payment of dividends on any common or preferred stock of the Company with the exception of the $75,000 payable annually to the preferred shareholders of a subsidiary. An annual fee of .375% exists on any unused portion of the commitment. At December 31, 1995 $3,054,000 of the $25,000,000 is unused.

     At June 30, 1996, the Company was in default on certain financial covenants of the credit facility, however, the bank has agreed to waive the right to demand repayment through January 1, 1997 (see Note 15).

     In August 1993, as further described in Note 10, the Company entered into a securities purchase agreement providing for the issuance of $10,000,000 in 10% senior subordinated notes. As of December 31,

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

1995, the entire $10,000,000 in senior subordinated notes, which are unsecured, are outstanding and are due in August 2002.

     During 1995, in conjunction with certain acquisitions, the Company issued indebtedness allowing for the conversion of certain portions of unpaid principal into shares of the Company's common stock at prices ranging from $6.00 to $13.00 per share over varying periods through June 1997.

     Principal maturity requirements on long-term debt -- related parties (net of unamortized discount of $905,000 are as follows (in thousands):

YEAR ENDING
DECEMBER 31
------------
   1996........................................................  $ 4,707
   1997........................................................    5,795
   1998........................................................    7,828
   1999........................................................    7,180
   2000........................................................   13,018
   Thereafter..................................................    9,259
                                                                 -------
                                                                 $47,787
                                                                 =======

8. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                               DECEMBER 31
                                                             ---------------       JUNE 30
                                                             1994      1995         1996
                                                             ----     ------     -----------
                                                                                 (UNAUDITED)
    Installment notes payable, rates ranging from 7.25% to
      prime payable through December 1997..................  $372     $  423        $ 371
    Capital lease obligations..............................    36        733          583
                                                             ----     ------        -----
    Total long-term debt...................................   408      1,156          954
    Less current portion...................................   135        408          337
                                                             ----     ------        -----
              Total long-term debt, less current portion...  $273     $  748        $ 617
                                                             ====     ======        =====

     Principal maturity requirements on long-term debt and capital lease obligations are as follows (in thousands):

YEAR ENDING
DECEMBER 31
------------
   1996.........................................................  $  408
   1997.........................................................     265
   1998.........................................................     345
   1999.........................................................     121
   2000.........................................................      17
                                                                  ------
                                                                  $1,156
                                                                  ======

9. INCOME TAXES

     The Company accounts for income tax using the liability method as required by FASB Statement No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and unused tax operating loss carryforwards.

     The provisions for income taxes are comprised of the following amounts (in thousands):

                                                                  YEAR ENDED DECEMBER 31
                                                                --------------------------
                                                                1993      1994      1995
                                                                -----     ----     -------
    Current tax expense:
      Federal.................................................  $  --     $100     $    --
      State and local.........................................     20       36          94
                                                                -----     ----     -------
    Total current expense.....................................  $  20     $136     $    94
                                                                =====     ====     =======
    Deferred tax (benefit) expense:
      Federal.................................................  $  26     $315     $  (131)
      State and local.........................................    (46)      31        (195)
                                                                -----     ----     -------
    Total deferred (benefit) expense..........................    (20)     346        (326)
                                                                -----     ----     -------
    Income tax (benefit) expense..............................  $  --     $482     $  (232)
                                                                =====     ====     =======

     Income taxes are different from the amount computed by applying the United States statutory rate of 34% to income before income taxes for the following reasons:

                                                                  YEAR ENDED DECEMBER 31
                                                                --------------------------
                                                                1993      1994      1995
                                                                -----     ----     -------
    Income tax (benefit) expense at the statutory rate........  $(171)    $396     $(1,088)
    Nondeductible goodwill amortization.......................      2        2          91
    State taxes, net of federal benefit.......................    (17)      45         (67)
    Other (net)...............................................      6       19          48
    Increase in valuation allowance...........................    180       20         784
                                                                -----     ----     -------
                                                                $  --     $482     $  (232)
                                                                =====     ====     =======

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to the deferred tax assets and liabilities are presented below (in thousands):

                                                                           DECEMBER 31
                                                                         ----------------
                                                                         1994       1995
                                                                         -----     ------
    Deferred tax assets:
      Net operating loss carryforwards and tax credit..................  $ 189     $  778
      Accrued liabilities..............................................     33        125
      Allowances for accounts receivables..............................     32         96
      Investments......................................................     44         54
      Goodwill, principally due to differences in amortization
         periods.......................................................     --        431
                                                                         -----     ------
              Total deferred tax assets................................    298      1,484
    Valuation allowance for deferred tax assets........................   (200)      (984)
                                                                         -----     ------
    Net deferred tax assets............................................     98        500
    Deferred tax liabilities:
      Goodwill, principally due to differences in amortization
         periods.......................................................   (201)        --
      Property and equipment, principally due to differences in
         depreciation..................................................   (191)      (383)
      Investments......................................................    (32)      (117)
                                                                         -----     ------
              Total deferred tax liabilities...........................   (424)      (500)
                                                                         -----     ------
              Net deferred tax (liability).............................  $(326)    $   --
                                                                         =====     ======

     At December 31, 1993, 1994, 1995, the Company had net operating loss carryforwards of approximately $1,071,000, $224,000 and $1,750,000, respectively, for income tax purposes that expire in years 2008 through 2010. Due to the limited operating history of the Company and lack of historical earnings, a valuation allowance of approximately $180,000, $200,000 and $984,000 has been recognized for the years ended December 31, 1993, 1994 and 1995, respectively, to offset the deferred tax assets related to those carryforwards and other deferred tax assets.

10. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY

     In August 1993, the Company entered into a securities purchase agreement providing for the sale of 150,000 shares of the Company's Series A convertible preferred stock for $15,000,000 in cash, the issuance of $10,000,000 of 10% senior subordinated notes and the issuance of 341,986 shares of the Company's common stock. As of December 31, 1995 and June 30, 1996 (unaudited), 150,000 shares of the Company's Series A convertible preferred stock were outstanding. The preferred shares are convertible into 3,762,014 shares of the Company's common stock, subject to dilution protection as defined, preference in liquidation and maintain voting rights similar to the common shares. The Company, at its option, may redeem any or all of the outstanding preferred shares at any time with a mandatory redemption in June 2003 at $100 per share plus all unpaid cumulative dividends. Dividends are cumulative and payable at an annual rate of $8 per share. As of December 31, 1994 and 1995 and June 30, 1996, none of the $957,000, $2,110,000 and $2,710,000 (unaudited) in accumulated dividends have been paid. Additionally, the shares are mandatorily convertible should the Company effect a firm commitment from an underwriter for a public offering of shares of its common stock in which the aggregate price for such shares is at least $10,000,000. Upon any such conversion, the Company is required to pay out of the proceeds from the offering any accrued and unpaid dividends.

     As of December 31, 1995 and June 30, 1996 (unaudited), American Ophthalmic of Texas, Inc. (AOT), a wholly-owned subsidiary of the Company, has 1,000 shares of $0.01 par value preferred stock authorized, of which 500 shares were authorized and outstanding as Series A Preferred Stock. The preferred shareholders are entitled to receive dividends at an annual rate of 6% per share. These dividends are cumulative from the date

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES the shares are issued and the shares maintain no voting rights. Cumulative dividends of $150,000 were paid in 1995 and no dividends were paid in 1993, 1994 and for the six months ended June 30, 1996. The Company may redeem any or all of the outstanding preferred shares at any time. After December 31, 1997, the AOT preferred shareholders have the right to convert any outstanding shares of preferred stock into common stock of AOT at a rate providing the preferred shareholders with an 80% equity ownership in AOT immediately following the conversion.

     During the year ended December 31, 1993, the Company issued 170,993 shares of common stock at $3.00 per share, pursuant to the securities purchase agreement of August 1993. During February 1995 and August 1994, the company sold 82,077 and 88,916 shares, respectively, at $3.00 per share, as part of this agreement. During August 1995, the Company sold 50,000 of its common shares at a price of $6.00 per share.

     During 1995, 697,587 shares of the Company's common stock were issued in conjunction with acquisitions. For the six month period ended June 30, 1996, 105,769 shares of the Company's common stock were issued in connections with acquisitions (unaudited).

     In September 1993, a Stock Option Plan (Plan) for officers and key employees was adopted. As of December 31, 1995 and June 30, 1996 (unaudited), the Company has reserved 796,800 shares of its common stock for issuance pursuant to options to be granted under its Plan.

     The following table sets forth amounts issued and exercisable under the Plan.

                                                           DECEMBER 31
                                                  -----------------------------      JUNE 30
                                                   1993       1994       1995         1996
                                                  -------    -------    -------    -----------
                                                                                   (UNAUDITED)
    Outstanding at beginning of year............       --    161,000    293,500      613,850
    Granted at $3.00............................  161,000    132,500     20,000           --
    Granted at $6.00............................       --         --    300,350       76,950
    Exercised...................................       --         --         --           --
    Canceled....................................       --         --         --      (29,200)
                                                  -------    -------    -------      -------
    Outstanding at end of year..................  161,000    293,500    613,850      661,600
                                                  =======    =======    =======      =======
    Exercisable at end of year..................       --     32,200     90,900      145,880
                                                  =======    =======    =======      =======

     The options vest ratably over a five year period and expire 10 years after the date on which they were granted. As of June 30, 1996, no options have been exercised relative to the Plan.

     In addition, the Company has entered into agreements to grant options to purchase 111,700 shares of the Company's common stock upon consummation of an initial public offering at a price equivalent to the price at which such offering is consummated at June 30, 1996 (unaudited).

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES

  Leases

     Rent expense under operating leases was approximately $1,072,000, $1,425,000 and $2,919,000 for the years ended December 31, 1993, 1994 and 1995.
The Company is obligated under several long-term noncancellable operating leases for the rent of certain buildings and equipment. Payments under these agreements are generally based upon a fixed monthly charge. Certain of these leases are with shareholders and physicians who are employees of the Company. Rent expense under these leases was approximately $789,000, $978,000 and $1,917,000 for the years ended December 31, 1993, 1994 and 1995. The following is a summary by year of future minimum lease payments for noncancellable operating leases (in thousands):

YEAR ENDING                                              RELATED
DECEMBER 31                                             PARTY RENT     OTHER RENT     TOTAL RENT
-----------                                             ----------     ----------     ----------
   1996...............................................   $  2,448        $1,399        $  3,847
   1997...............................................      2,455         1,262           3,717
   1998...............................................      1,781         1,050           2,831
   1999...............................................      1,280           702           1,982
   2000...............................................        910           564           1,474
   Thereafter.........................................      2,372         1,520           3,892
                                                         --------        ------        --------
        Total future minimum lease payments...........   $ 11,246        $6,497        $ 17,743
                                                         ========        ======        ========

  Malpractice

     The Company and affiliated physician groups are insured with respect to medical malpractice risks on a claims made basis with commercial insurers. Management is not aware of any claims against it or its affiliated physician groups which might have a material impact on the Company's financial position. Losses resulting from unreported claims cannot be estimated by management and therefore, an accrual has not been included in the accompanying consolidated financial statements.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

12. OTHER RELATED PARTY TRANSACTIONS

     Notes receivable -- related parties consist of the following (in thousands):

                                                                   DECEMBER 31
                                                                 ---------------       JUNE 30
                                                                  1994      1995        1996
                                                                 ------     ----     -----------
                                                                                     (UNAUDITED)
Unsecured notes receivable from physicians, with payments
  through April 1999, at rates ranging from prime to 10%.......  $  329     $310         $  58
Secured note receivable from a joint venture, with monthly
  payments through July 1999, bearing interest at 12%,
  collateralized by equipment..................................     254      213           189
Unsecured note receivable from a joint venture, with monthly
  payments through April 1999, bearing interest at 6.58%.......      --       --            63
Unsecured note receivable from a corporation, due on demand,
  bearing interest at 8%.......................................      --       75            --
Unsecured note receivable from a general partner of a surgery
  center, bearing interest at 8% (see Note 4)..................     750       --            --
Unsecured note receivable and due from shareholder,
  non interest bearing.........................................     120       --            --
                                                                 ------     ----         -----
Total notes receivable -- related parties......................   1,453      598           310
Less current portion...........................................     227      324           135
                                                                 ------     ----         -----
Total notes receivable -- related parties, less current
  portion......................................................  $1,226     $274         $ 175
                                                                 ======     ====         =====

     In August 1995, the Company sold 50,000 shares of common stock to a bank with which the Company has a revolving credit agreement.

     On September 1, 1995, the Company acquired certain specified assets and liabilities of a practice in Orlando, Florida owned by the chairman of the Company in exchange for 626,273 shares of the Company's common stock (Note 4).

     The Company has several notes payable to common shareholders, preferred shareholders and physicians who are employees or shareholders (Note 7). Interest expense on these notes approximated $530,000, $1,083,000 and $1,989,000 and interest paid approximates $185,000, $1,228,000 and $1,683,000 for the years ended December 31, 1993, 1994 and 1995, respectively. Accrued interest payable on these notes of approximately $180,000 and $446,000 at December 31, 1994 and 1995, respectively, is included in the accompanying consolidated balance sheets.

     In January 1994, AO sold its 25% limited partnership interest in a surgery center in Bradenton, Florida to a preferred shareholder of a subsidiary of the Company for cash of approximately $1,030,000. The Company realized a gain on the sale of approximately $918,000.

     Management fees of $60,000 paid to a shareholder are included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 1993, 1994 and 1995.

     The Company has several notes receivable with physicians who are employees of the Company, a joint venture in which the Company is a Venture partner, and a general partner of a partnership in which the Company was a 25% limited partner at December 31, 1993 and 1994. Interest income on these notes approximates $42,000, $60,000 and $45,000 for the years ended December 31, 1993, 1994 and
1995, respectively.

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES

     Certain operating leases are with common shareholders and physicians who are employees of the Company (Note 11).

13. FINANCIAL INSTRUMENTS

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout the country and Company policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

     Concentrations of credit risk with respect to accounts receivable are limited due to the diversity of patients and payors. The Company does not require collateral or other security.

  Fair Value of Financial Instruments

  Cash and cash equivalents

     The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

  Notes receivable -- related parties

     The carrying amount reported in the balance sheet for current notes receivable -- related parties approximates their fair values. The fair values of the notes receivable related parties were calculated based on discounted cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.

  Long-term debt and long-term debt -- related parties

     The carrying amount of the Company's revolving credit facility with a bank approximates its fair value because of the frequency with which the interest rates are adjusted. The fair values of the Company's other long-term debt and long-term debt -- related parties are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts and fair values of the Company's financial instruments are as follows:

                                                    DECEMBER 31
                                     -----------------------------------------
                                            1994                  1995                  1996
                                     -------------------   -------------------   -------------------
                                     CARRYING     FAIR     CARRYING     FAIR     CARRYING     FAIR
                                      AMOUNT     VALUE      AMOUNT     VALUE      AMOUNT     VALUE
                                     --------   --------   --------   --------   --------   --------
                                                                                 (UNAUDITED)
Cash and cash equivalents..........  $  6,307   $  6,307   $  2,132   $  2,132   $    538   $    538
Notes receivable -- related
  parties -- less current
  portion..........................     1,226      1,156        274        327        175        143
Long-term debt.....................      (408)      (347)    (1,156)      (685)      (954)      (682)
Long-term debt -- related
  parties..........................   (13,318)   (10,261)   (47,787)   (44,177)   (51,286)   (47,841)

14. SUBSEQUENT EVENTS (UNAUDITED)

     During July 1996, the Company entered into two separate note and warrant purchase agreements with a shareholder, providing for the issuance of $4,000,000 of 10.25% senior subordinated notes and warrants to purchase up to an aggregate of 160,000 shares of the Company's common stock at a price of $6 per share. The

                   AMERICAN OPHTHALMIC, INC. AND SUBSIDIARIES notes required quarterly interest payments and are due on August 11, 2002. 80,000 of the warrants are immediately exercisable, while the remaining 80,000 vest and become exercisable November 1, 1996 should the associated notes remain unpaid as of October 31, 1996.

     During September 1996, the Company entered into a note and warrant purchase agreement with a shareholder providing for the issuance of $2,000,000 of 10.25% senior subordinated notes and warrants to purchase up to an aggregate of 240,000 shares of the Company's common stock at a price of $6 per share. The note requires quarterly interest payments and is due on August 11, 2002. 120,000 of the warrants are immediately exercisable, while the remaining 120,000 vest and become exercisable December 1, 1996 should the associated notes remain unpaid as of November 30, 1996.

     Effective September 5, 1996, the Company entered into an agreement whereby it would acquire the stock of Aran & Holbrook Eye Associates, Inc., an ophthalmic practice located in Miami, Florida in exchange for $2,500,000 cash, $2,400,000 in common stock, $650,000 in future payments to be paid to the seller, as well as a 12% interest in a Company-owned surgery center in Coral Gables, Florida. The stock component of the purchase price consisted of 240,000 shares of the Company's common stock. The agreement provides that at any time in the future should the Company complete a public offering of its common stock, the number of shares issued under this agreement will be adjusted so as to adjust the number of shares issued to be equivalent to $2,400,000 divided by the price at the time of offering.

15. AGREEMENT AND PLAN OF MERGER

     On October 7, 1996, the Company entered into an Agreement and Plan of Merger with Physicians Resource Group, Inc. (PRG) and PRG Acquisition Corporation (Merger Sub) whereby the Company will merge with and into Merger Sub. As a result of the merger, the Company will become a wholly-owned subsidiary of PRG and PRG will become the indirect owner of all of the assets and properties, real and personal, tangible and intangible, and liabilities of the Company. A change of control of the Company constitutes an event of default under the terms of the revolving credit facility described in Note 7. Therefore, upon the closing of the transaction with PRG, the outstanding balance under the credit facility will become immediately due and payable. In addition, upon the acceleration of the revolving credit facility, the subordinated debt with shareholders, also described in Note 7 will become due and payable. Furthermore, the holders of approximately $2.7 million of the notes payable to sellers outstanding at December 31, 1995, also described in Note 7, can demand payment upon the closing of the transaction with PRG.

     Management believes that the consummation of this transaction is likely, however, in the event it is not consummated the Company will have to obtain further waivers on the debt covenants or renegotiate the terms of the covenants or the terms of the Credit Agreement.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements include the unaudited pro forma balance sheet as of June 30, 1996 as if the acquisition of Houston Eye Associates (Houston Eye); South Texas Retina Consultants, P.A. (South Texas); Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, Inc., P.A. (Melbourne), Equimed, Inc. - Ophthamology Business (Equimed); and American Ophthalmic, Inc. and Subsidiaries (AOI) (the Purchased Entities) (collectively the Third Quarter Acquisitions) had occurred on that date, and include the unaudited pro forma statement of operations for the years ended December 31, 1995 and for the six months ended June 30, 1996 as if the merger with Cincinnati Eye Institute, Inc. and affiliate (Cincinnati Eye); Tampa Eye Clinic, P.A. (Tampa Eye); Gregory L. Henderson, M.D., P.A. (Henderson); The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. (West Florida); Stuart J. Kaufman, M.D. and Associates, P.A. (Kaufman); F. A. Hauber, M.D., P.A. (Hauber) (the Pooled Entities) had occurred as of January 1, 1993 and the acquisition of Houston Eye, South Texas, Melbourne, Equimed and AOI and certain other transactions as described below had occurred as of January 1, 1995.

     The unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 also give effect to (i) the consummated PRG initial public offering (IPO) and simultaneous exchange of cash, shares of its common stock and note payable for certain assets of and liabilities (the Reorganization) associated with ten eye care practices; (ii) the issuance of 3,553,000 shares of PRG common stock in the IPO and the application of the net proceeds therefrom; (iii) the acquisition of certain assets from and consummation of service agreements with 25 eye care practices by PRG during the first, second, third and fourth quarter-to-date of 1996 and the acquisition of Equimed and AOI (the 1996 Acquisitions); (iv) the acquisition of certain assets from and consummation of service agreements with eye care practices during 1995 and 1996 made by EyeCorp, Equimed and AOI prior to their respective transactions with PRG (the 1995 EyeCorp Acquisitions, Equimed Acquisitions, and AOI Acquisitions); and (v) the issuance of 4,250,000 shares of PRG in a public offering during May, 1996 and the application of the net proceeds therefrom.

     The unaudited merger/significant transactions pro forma financial statements have been prepared by PRG based on the financial statements of PRG and the Third Quarter Acquisitions included elsewhere in this Form 8-K/A or previously filed Form 8-K's, the unaudited financial statements of practices acquired by PRG in the 1996 Acquisitions and the practices acquired in the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, and the AOI Acquisitions and other assumptions deemed appropriate by PRG. These unaudited pro forma financial statements may not be indicative of the actual results had the above events and transactions occurred on the dates indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG nor future corporate costs and expenses related to the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, and the AOI Acquisitions have been reflected in the accompanying unaudited pro forma financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                           PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                                    (000'S)

                                                                  PURCHASE
                                                                 ADJUSTMENTS
                                                       PRG       -----------
                                                   AND POOLED     PURCHASED          TOTAL
                                                    ENTITIES      ENTITIES         PRO FORMA
                                                    --------     -----------       ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................       $ 82,278      $(79,001)(A)     $  3,277
  Accounts receivable, net...................         18,480        22,069 (A)       40,549
  Receivables due from affiliated
    practices................................         14,684           135 (A)       14,819
  Inventories................................          3,638         1,003 (A)        4,641
  Prepaid expenses and other current
    assets...................................          5,104         3,196 (A)        8,300
                                                    --------      --------         --------
        Total current assets.................        124,184       (52,598)          71,586
PROPERTY AND EQUIPMENT, net:.................         43,951        19,028 (A)       62,979
INTANGIBLE ASSETS, net:......................        112,370       236,200 (A)      348,570
OTHER NONCURRENT ASSETS, net.................          3,895         1,919 (A)        5,814
                                                    --------      --------         --------
        Total assets.........................       $284,400       204,549         $488,949
                                                    ========      ========         ========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current portion of
    long-term debt...........................       $  3,629      $    926 (A)     $  4,555
  Accounts payable and accrued expenses......         11,391         1,769 (A)       13,160
  Accrued salaries and benefits..............          5,636        10,864 (A)       16,500
                                                    --------      --------         --------
        Total current liabilities............         20,656        13,559           34,215
LONG-TERM DEBT, net of current portion.......         13,186        76,100 (A)       89,286
DEFERRED TAXES and OTHER LONG-TERM
  LIABILITIES................................         30,124        50,028 (A)       80,152
                                                    --------      --------         --------
        Total liabilities....................         63,966       139,687          203,653
OWNERS' EQUITY:
  Common stock...............................            259            29 (A)          288
  Additional paid-in capital.................        215,711        64,833 (A)      280,544
  Retained earnings (deficit)................          4,464            --            4,464
                                                    --------      --------         --------
        Total owners' equity.................        220,434        64,862          285,296
                                                    --------      --------         --------
        Total liabilities and owners'
          equity.............................       $284,400      $204,549         $488,949
                                                    ========      ========         ========

 See accompanying notes to unaudited merger/significant transactions pro forma balance sheet.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                      PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                               PURCHASE ADJUSTMENTS
                                                --------------------------------------------------
                     PRG                                                                  1995
                     and                                              1996              EYECORP
                    Pooled        POOLING            IPO           ACQUISITIONS       ACQUISITIONS        TOTAL
                   Entities     ADJUSTMENTS     REORGANIZATION      AND OTHER          AND OTHER        PRO FORMA
                   --------     -----------     --------------     ------------       ------------      ---------
REVENUES:
  Management
    service
    revenues...    $75,610        $    --         $ 22,085 (C)       $ 170,317 (J)       $ 40,424 (R)   $308,436
  Surgery
    center
    revenue....     12,935             --            2,821 (C)          25,967 (J)          4,749 (R)     46,472
  Other
    revenues...      1,422             --                5 (D)             961 (K)            --           2,388
                   -------         -------        --------           ----------          --------       --------
       Total
    revenues...     89,967             --           24,911             197,245             45,173        357,296
COSTS AND
  EXPENSES:
  Salaries,
    wages and
    benefits...     50,061        (18,803)(B)       10,199 (D)          75,978 (K)         15,455 (S)    132,890
  Pharmaceuticals
    and
    supplies...      9,487             --            3,494 (D)          18,181 (K)          7,659 (S)     38,821
  General and
    administrative
    expenses...     22,478         12,693 (B)        6,115 (D)          63,545 (K)         13,653 (S)    116,960
                                                      (334)(G)             (54)(M)           (676)(T)
                                                                          (460)(N)
  Depreciation
    and
    amortization...  3,498             --            1,217 (D)           7,756 (K)          1,264 (S)     26,090
                                                      (194)(F)             (20)(H)          1,448 (U)
                                                       159 (G)          10,939 (L)
                                                                            23 (M)
  Write-off of
    intangible
    assets.....         --             --               --               4,126 (P)           --            4,126

  Executive
    resignation
    expenses...      1,117             --               --                  --               --            1,117
  Interest
    expense....      1,516             --              233 (D)           7,893 (K)            379 (S)      8,641
                                                       (82)(E)             (22)(H)           (207)(V)
                                                       (24)(F)          (5,045)(Q)
                                                                         4,000 (O)
                   -------        -------         --------          ----------           ---------      --------
        Total
          costs
          and
    expenses...     88,157         (6,110)          20,783             186,840             38,975        328,645
                   -------        -------         --------          ----------           ---------      --------

INCOME BEFORE
  INCOME
  TAXES........      1,810          6,110            4,128              10,405              6,198         28,651
PROVISION FOR
  INCOME
  TAXES........       (501)        (2,634)(I)       (1,610)(I)          (3,873)(I)         (2,479)(I)    (11,097)(I)
                   -------        -------         --------          ----------           --------       --------
NET INCOME.....    $ 1,309        $ 3,476         $  2,518          $    6,532           $  3,719       $ 17,554 (W)
                   =======        =======         ========          ==========           ========       ========
NET INCOME PER
  SHARE........    $  0.10                                                                              $   0.60
                   =======                                                                              ========
NUMBER OF
  SHARES USED
  IN NET INCOME
  PER SHARE
 CALCULATION...     12,678                                                                                29,240 (X)
                   =======                                                                              ========

 See accompanying notes to unaudited merger/significant transactions pro forma statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                      PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                       PURCHASE
                                                                     ADJUSTMENTS
                                                                    ------------
                                       PRG                              1996
                                    and POOLED       POOLING        ACQUISITIONS        TOTAL
                                     ENTITIES      ADJUSTMENTS       AND OTHER        PRO FORMA
                                     --------      -----------      ------------      ---------
REVENUES:
  Management service revenues....    $ 88,549      $        --      $  64,587 (J)     $  153,136
  Surgery center revenue.........      12,454               --         11,089 (J)         23,543
  Other revenues.................       1,896               --            323 (K)          2,219
                                     --------      -----------      ---------         ----------
          Total revenues.........     102,899               --         75,999            178,898
COSTS AND EXPENSES:
  Salaries, wages and benefits...      51,768          (10,511)(B)     26,887 (K)         68,144
  Pharmaceuticals and supplies...      13,046               --          8,793 (K)         21,839
  General and administrative
     expenses....................      23,904            7,515 (B)     25,633 (K)         57,052
  Depreciation and
     amortization................       4,418               --          2,568 (K)         11,786
                                                                        4,800 (L)
  Pooling merger transaction.....       9,000               --             --              9,000
  Interest expense...............         341               --          3,177 (K)          3,310
                                                                       (2,208)(Q)
                                                                        2,000 (O)
                                     --------      -----------      ---------          ---------
          Total costs and
            expenses.............     102,477           (2,996)        71,650            171,131
                                     --------      -----------      ---------          ---------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................         422            2,996          4,349              7,767
PROVISION FOR INCOME TAXES.......      (3,276)          (1,503)(I)     (1,152)(I)         (5,931)(I)
                                     --------      -----------      ---------          ---------
NET INCOME (LOSS)................    $ (2,854)     $     1,493      $   3,197          $   1,836 (W)
                                     ========      ===========      =========          =========
NET INCOME (LOSS) PER SHARE......    $  (0.13)                                         $    0.06
                                     ========                                          =========
NUMBER OF SHARES USED IN NET
  INCOME PER SHARE CALCULATION...      21,768                                             29,673 (X)
                                     ========                                          =========

 See accompanying notes to unaudited merger/significant transactions pro forma statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA FINANCIAL STATEMENTS
                         (000'S, EXCEPT SHARE AMOUNTS)

PRO FORMA BALANCE SHEET ADJUSTMENTS

     The accompanying pro forma balance sheet as of June 30, 1996 gives effect to the Third Quarter Acquisitions as if such transactions or events had occurred on June 30, 1996. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.

     (A) Reflects the Third Quarter Acquisitions which include Melbourne, Equimed, and AOI. Pursuant to the Third Quarter Acquisitions, PRG acquired certain assets and assumed certain liabilities, excluding cash, in exchange for the issuance of 2,939,432 shares of PRG common stock and $89,000 in cash. The $89,000 cash payment was funded through $79,000 in available cash and $10,000 draw on the PRG Credit Facility. Simultaneously, with the purchase of the eye care practices' assets and liabilities, the Company enters into a 40 year service agreement with the practices. The estimated fair market value of the assets and liabilities of the Third Quarter Acquisitions are as follows:


                                    DESCRIPTION                                 AMOUNT
                                    -----------                                --------
                                                                                (000'S)
    Net assets acquired --
      Accounts receivable, net................................................  $ 22,069
      Receivables due from affiliated practices...............................       135
      Inventories.............................................................     1,003
      Prepaid expenses and other current assets...............................     3,196
      Property and equipment, net.............................................    19,028
      Intangible assets.......................................................   236,200
      Other noncurrent assets, net............................................     1,919
      Notes payable and current portion of long-term debt.....................      (926)
      Accounts payable and accrued expenses...................................    (1,769)
      Accrued salaries and benefits...........................................   (10,864)
      Long-term debt, net.....................................................   (66,101)
      Deferred taxes and other long-term liabilities..........................   (50,028)
                                                                                --------
                                                                                $153,862
                                                                                ========
    Consideration paid --
      Common stock............................................................  $ 64,862
      Cash....................................................................    89,000
                                                                                --------
                                                                                $153,862
                                                                                ========

     The value of the shares issued in the Third Quarter Acquisitions was based on the average trading price prior to the closing of the individual transactions and is discounted, as appropriate, for trading restrictions. Identifiable intangible assets consist of the nonphysician employee work force, and the service agreements. The estimated fair value of the nonphysician employee work force is based on the estimated cost to replace the work force. The estimated fair value of the service agreement for clinics is the excess of the purchase price over the estimated fair value of the tangible assets and work force acquired and liabilities assumed.

     In connection with the allocation of the purchase price to identifiable intangible assets, PRG analyzed the nature of each practice including the number of physicians in each group, number of clinics and their ability to recruit and develop additional physicians; value of the nonphysician employee work force; length of service agreement and ability to enforce the agreement; existence of an ambulatory surgery center (ASC), if any, and the trend in health care delivery methods to an ASC-type facility. Management's analysis indicated that the work force in place to be acquired represents an intangible asset. The typical replacement cost of the work force has been estimated and will be amortized over the expected average seven-year worklife of the existing work force. The physician groups have the ability to extend their existence indefinitely; however, the length of

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

the service agreement, typically 40 years with additional renewal options, effectively establishes a finite life for the amortization of intangibles. These practices typically break into two categories:

          (1) Physician practices and larger optometric practices are characterized by multiple clinics, large staffs and multiple practitioners and are composed of a mixture of surgery and complex vision service providers with high-volume optometric providers. These practice groups typically operate in a partnership manner and actively recruit physicians for fellowship programs, or as employee physicians and, if appropriate, subsequently admit qualified physicians into various levels of group practice ownership. This manner of operations allows a practice to perpetuate itself as individual physicians retire or are otherwise replaced. Management of PRG estimates that the average major practice group has practiced as a group for more than 15 years. The service agreements with these groups are typically 40 years and, because the practice group has an indefinite life, the Company has chosen to amortize the intangible created over the shorter of 40 years or the life of the related service agreement.

          (2) The second practice category, optometric practices, can be characterized as being composed of a single provider, smaller staffs and one clinic and are typically limited to optometric services and primary eye care. These practices do not normally have the same indefinite life characteristics as the larger practices, and the intangible created in the purchase transaction will be amortized over a 15-year period representing the expected life of the related practice although the related service agreement may extend well beyond that period.

     The carrying value of the intangible assets will be reviewed at each reporting period on a practice-by-practice basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG will consider in making the evaluation are changes in the market position, reputation, profitability and geographical penetration of the practices or ASCs. If indicators are present which indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amounts of the intangible assets to their values. PRG does not expect the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

     (B) Historical compensation to the owners has been reversed and future professional service fees properly recorded. The previous owners of the Pooled Entities will receive a professional service fee equal to 65% of income before taxes as compensation for the services rendered by the physicians to the Clinic.

PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

     The accompanying unaudited pro forma statements of operations assume that as of January 1, 1993, PRG and the Pooled Entities had completed the merger. In addition, the accompanying unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 assume that as of January 1, 1995, PRG had completed the IPO and Reorganization, the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, the AOI Acquisitions and the May, 1996 issuance of shares in a public offering.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTES (C) - (G) REPRESENT ADJUSTMENTS RELATING TO THE IPO AND REORGANIZATION

     (C) Represents calculated management service revenues of PRG, determined in accordance with the management service agreements applied to the historical operating results of the initial affiliated practices for the first six months of 1995.

                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                 (000'S)
    Management service revenues(1)..........................................    $ 22,085
                                                                                 =======
    Revenues from ACSs(2)...................................................    $  2,821
                                                                                 =======

PRG receives, with respect to each of the initial affiliated practices, revenues based on the following components:

          (1) Under the terms of its service agreements, PRG receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the Practices, PRG owns or operates ASCs and receives the related revenues for certain nonphysician services.

     Various of these services fees are subject to certain negotiated performance and other adjustments. The negotiated adjustments vary on a practice-by-practice basis and include adjustments that cap or otherwise align the fees based on percentages of revenues at specified levels related to the profitability of the practice. Additionally, certain of the service fees based on percentages of revenues are adjusted based on the actual results of the practices, resulting in lower service fee ratios for incremental practice results over specified base levels.

     (D) Represents an adjustment to reflect historical costs of the initial affiliated practices which have been subsequently assumed by PRG in order to fulfill PRG's obligations under the service agreements with such practices. The components of the adjustment for the first half of the year ended December 31, 1995, include costs of the initial affiliated practices and a management services organization (MSO) purchased by PRG in the Reorganization which are included in the historical financial statements of the initial affiliated practices.

                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Other revenue, net......................................................    $     (5)
    Salaries, wages and benefits............................................      10,199
    Pharmaceuticals and supplies............................................       3,494
    General and administrative expenses.....................................       6,115
    Depreciation and amortization...........................................       1,217
    Interest expense........................................................         233

     (E) Reflects the elimination of interest expense related to debt extinguished with proceeds of the IPO.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (F) Reflects adjustments to the historical costs and expenses as follows:


                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Change in depreciation method --
      Pro forma depreciation(1).............................................    $    916
      Depreciation recorded in entry (D)....................................      (1,148)
                                                                                 -------
              Net depreciation adjustment...................................    $   (232)
                                                                                 =======
    Additional amortization --
      Pro forma amortization(2).............................................    $    107
      Amortization recorded in entry (D)....................................         (69)
                                                                                 -------
              Net amortization adjustment...................................    $     38
                                                                                 =======
    Reduction of interest expense --
      Interest expense on capital leases that will not be incurred on a pro
         forma basis(3).....................................................    $    (24)
                                                                                 =======

     Further explanation of the components of these calculations is as follows:

          (1) The depreciation adjustment results from a change from an accelerated method to a straight-line method and, where PRG has determined that it is appropriate, a revision in the estimated useful lives of those assets. The calculated pro forma amount is based on property and equipment acquired of $11,305 with composite average useful lives of six years as of January 1, 1995.

          (2) Pro forma amortization of intangibles relates to $4,293 of intangible assets resulting from the purchase of an MSO, which is being amortized on a straight-line basis over a period of 40 years. This portion of the amortization of the intangible asset has been included in entry (D).

          (3) Certain capital leases recorded by the initial Affiliated Practices were not assumed by PRG because the underlying assets have been acquired by PRG from their owners.

     (G) Reflects reversal of operating lease expense for previously leased assets with a net book value of approximately $3,736 acquired from owners of the initial affiliated practices and the recording of depreciation expense on a straightline basis over a composite average useful life of 12 years. Debt obligations relating to the underlying assets under operating leases of $2,401 as of December 31, 1995 have been extinguished with the proceeds of the IPO. Accordingly, interest expense on such debt has not been reflected in the accompanying pro forma statement of operations.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................     $ (353)
    Property tax on acquired assets.........................................         19
                                                                                  -----
              Total general and administrative..............................     $ (334)
                                                                                  =====
    Depreciation of acquired assets.........................................     $  159
                                                                                  =====

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTE (H) REFERS TO EXCLUDED ASSETS FROM THE 1996 ACQUISITIONS

     (H) Reflects the elimination of expenses related to certain assets which have been included within the historical costs and expenses of the 1996 Acquisitions but will not be associated with PRG on an ongoing basis.

NOTE (I) REFERS TO INCOME TAXES

     (I) Reflects federal and state income taxes that PRG would have incurred on pro forma income before taxes.

NOTES (J) - (Q) REFER TO ADJUSTMENTS RELATING TO 1996 ACQUISITIONS AND OTHER

     (J) Represents calculated management service revenues of PRG, determined in accordance with the applicable service agreement applied to the historical operating results of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions.

                                                                        SIX
                                                                       MONTHS
                                                                       ENDED
                                                       DECEMBER 31,   JUNE 30,
                       DESCRIPTION                         1995         1996
                       -----------                     ------------   --------
                                                         (000'S)
    Management service revenues(1).....................  $170,317     $ 64,587
                                                         ========     ========
    Revenues from ASCs(2)..............................  $ 25,967     $ 11,089
                                                         ========     ========

PRG will receive revenues, with respect to each of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions based on the following components:

          (1) Under the terms of its service agreements, the Company receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the practices, PRG owns or operates ASCs and receives related revenues for certain nonphysician services.

     (K) Represents an adjustment to reflect historical costs of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions which will be assumed by PRG in order to fulfill PRG's obligation under the applicable service agreements. The components of the adjustment include the historical operating costs of the acquisitions.

                                                                    SIX MONTHS
                                                                      ENDED
                                                   DECEMBER 31,      JUNE 30,
                  DESCRIPTION                          1995            1996
                  -----------                      ------------     ----------
                                                     (000'S)          (000'S)
    Other revenue, net.............................  $   (961)           (323)
    Salaries, wages and benefits...................    75,978          26,887
    Pharmaceuticals and supplies...................    18,181           8,793
    General and administrative expenses............    63,545          25,633
    Depreciation and amortization..................     7,756           2,568
    Interest expense...............................     7,893           3,177

     (L) Reflects adjustments to historical costs and expenses of $669, $1,008 and $3,123 for the six months ended June 30, 1996 and $1,897, $2,155 and $6,887 for the year ended December 31, 1995, for (1) amortization of work

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

force, (2) amortization of goodwill related to the ASCs and (3) amortization of intangibles related to the service agreements.

     (M) Reflects reversal of operating lease expense for previously leased assets which will be acquired from owners of the 1996 Acquisitions and the recording of depreciation expense on a straight-line basis.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................      $(54)
    Depreciation of acquired assets.........................................        23

     (N) Includes the elimination of nonrecurring professional fees related to a reorganization of one of the practices and nonrecurring professional fees related to the 1996 Acquisitions which are included in the historical financials of the 1996 Acquisitions.

     (O) Reflects a reduction in interest income due to a $79,000 reduction in cash available for investment in tax-free securities and an increase in interest expense due to incremental borrowings required of $10,000 to fund the purchase of Equimed and AOI and $5,000 to pay acquisition related costs.

                                                                      SIX MONTHS
                                                                        ENDED
                                             INTEREST   DECEMBER 31,   JUNE 30,
            DESCRIPTION                        RATE         1995         1996
            -----------                        ----     ------------  ----------
Reduction of Interest Income ..............    3.6%        $2,875       $1,437
Increase in Interest Expense ..............    7.5%         1,125          563
                                                           ------       ------
Net decrease in Interest Income ...........                $4,000       $2,000
                                                           ======       ======

     (P) Represents AOI management decision to write off approximately $2,798 in goodwill, $1,178 assigned to trade name and $150 of non-compete agreements determined to be not recoverable in 1995.

     (Q) Reflects reduction in interest expense of $1,440 and $1,186 associated with an $18,000 and $38,114 reduction in debt bearing interest at 8% during 1995 and the six months ended June 30, 1996, respectively, from the proceeds of the May 1996 stock offering. In addition, the remaining proceeds from the stock offering of $97,430 and $77,316 during 1995 and the six months ended June 30, 1996, has been invested in tax-free securities bearing interest at approximately 3.7%. Therefore interest income of $3,605 and $1,022 during 1995 and the six months ended June 30, 1996, has also been included in income.

NOTES (R) - (U) REFER TO 1995 EYECORP ACQUISITIONS AND OTHER

     (R) Represents calculated EyeCorp management service revenues determined in accordance with the applicable service agreements applied to the historical operating results of the 1995 EyeCorp Acquisitions.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Management service revenues(1)..........................................    $ 40,424
                                                                                ========
    Revenues from ASCs(2)...................................................    $  4,749
                                                                                ========
















     EyeCorp will receive, with respect to each of the 1995 EyeCorp Acquisitions, revenues based on the following primary components:

          (1) Under the terms of its service agreements (which have terms similar to PRG's service agreements), EyeCorp receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of each practice's revenues or pretax earnings relating to physician and certain other medical services.

          (2) EyeCorp owns or operates ASCs and receives the related revenues for certain nonphysician services.

     (S) Represents an adjustment to reflect historical costs of the 1995 EyeCorp Acquisitions which will be assumed by EyeCorp in order to fulfill EyeCorp's obligations under the applicable Service Agreements.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Salaries, wages and benefits............................................    $ 15,455
    Pharmaceuticals and supplies............................................       7,659
    General and administrative expenses.....................................      13,653
    Depreciation and amortization...........................................       1,264
    Interest expense........................................................         379

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (T) Represents an adjustment to remove the nonrecurring unsuccessful financing costs included in the EyeCorp historical financials.

     (U) Represents additional amortization of intangible assets established in the 1995 EyeCorp Acquisitions which occurred in late December 1995. If the 1995 EyeCorp Acquisitions had occurred on January 1, 1995, intangible assets would have aggregated approximately $36,566 and additional amortization would have aggregated $1,359 for the year ended December 31, 1995. Also includes $89 amortization of capitalized transaction and other fees for the year ended December 31, 1995.

     (V) Reflects a reduction in interest expense due to a reduction in interest rates associated with repaying EyeCorp's existing debt borrowed under the prior credit facility with a portion of the proceeds from the borrowings under the EyeCorp credit facility. This interest reduction was partially offset by an overall increase in debt due to additional borrowings to fund the purchase price of the 1995 EyeCorp Acquisitions. The reduction in interest expenses is calculated as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                 (000'S)
    Interest expense --
      Prior Credit Facility.................................................    $(1,393)
      EyeCorp Credit Facility...............................................      1,186
                                                                                -------
              Reduction in interest expense.................................    $  (207)
                                                                                =======

     The prior credit facility's weighted average principal balance outstanding for the year ended December 31, 1995, was approximately $14,287 and the applicable interest rate was 9.75%. The EyeCorp credit facility pro forma weighted average principal balance outstanding (assuming additional borrowings to fund the cash portion of the purchase price of the 1995 EyeCorp Acquisitions and related transactions) for the year ended December 31, 1995 was approximately $14,825 and the applicable interest rate was 8.0%.

NOTES (W) - (X) REFER TO THE PRO FORMA TOTALS

     (W) The Company has decided to continue to apply the provisions of APB Opinion 25 to its stock-based employee compensation arrangements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (X) Weighted average shares outstanding is summarized below:

                                                                    SIX MONTHS
                                                     YEAR ENDED       ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                    ------------    ----------
            DESCRIPTION                                 1995           1996
    ----------------------------                     ----------     ----------
                                                              (000'S)
    Outstanding PRG shares.........................   9,558,244      9,558,244
    PRG stock options impact, using the treasury
      stock method.................................     344,684        595,339
    PRG shares issued in the 1996 Acquisitions.....   5,197,648      5,197,648
    Equivalent shares of EyeCorp common stock
      equivalents at the exchange ratio............   6,089,506      6,089,506
    PRG shares issued to Pooled Entities
      shareholders.................................   3,592,030      3,592,030
    PRG shares issued in connection with the
      public offering during May, 1996.............   4,250,000      4,250,000
    PRG stock options impact, EyeCorp options
      assumed using the treasury stock method......     208,117        253,922
    PRG stock issued in connection with stock
      options exercised............................          --        135,981
                                                     ----------     ----------
                                                     29,240,229     29,672,670
                                                     ==========     ==========

                               INDEX TO EXHIBITS





Exhibit No.                                        Description
-----------                                        -----------
         2.1     -        Asset Purchase Agreement by and among EquiMed, Inc.,
                          PRG Georgia and Physicians Resource Group, Inc. dated
                          October 7, 1996.(4)

         2.2     -        Agreement and Plan of Merger by and among American
                          Ophthalmic Incorporated, PRG Acquisition Corporation
                          and Physicians Resource Group, Inc. dated October 7,
                          1996.(4)

         4.1     -        Restated Certificate of Incorporation of Physicians
                          Resource Group, Inc. (2)

         4.2     -        Certificate of Designations, Preferences, Rights and
                          Limitations of Class A Preferred Stock of Physicians
                          Resource Group, Inc. (2)

         4.3     -        Third Amended and Restated Bylaws of Physicians
                          Resource Group, Inc.  (3)

         4.4     -        Form of Warrant Certificate (2)

         4.5     -        Rights Agreement dated as of April 19, 1996, between
                          Physicians Resource Group, Inc. and Chemical Mellon
                          Shareholder Services (n/k/a ChaseMellon Shareholder
                          Services, L.L.C.). (5)

         4.6     -        Form of certificate evidencing ownership of Common
                          Stock of Physicians Resource Group, Inc. (2)

         23.1    -        Consent of Ernst & Young LLP (Atlanta). (6)

         23.2    -        Consent of Ernst & Young LLP (Orlando). (6)

------------------

         (1)     -        Previously filed as an exhibit to the Registrant's
                          Registration Statement on Form S-4 (No. 333- 00230) and incorporated herein by reference.

         (2)     -        Previously filed as an exhibit to the Registrant's
                          Registration Statement on Form S-1 (No. 33- 91440) and incorporated herein by reference.

         (3)     -        Previously filed as an exhibit to the Registrant's
                          Annual Report on Form 10-K for the year ended
                          December 31, 1995, and incorporated herein by reference.

         (4)     -        Previously filed herewith.

         (5)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 333- 3852) and incorporated herein by reference.

         (6)     -        Filed herewith.